                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                   SYBASE, INC

                        ON-LINE FINANCIAL SERVICES, INC.

                          HOME FINANCIAL NETWORK, INC.

                                       AND

                         CERTAIN PRINCIPAL SHAREHOLDERS

                                       OF

                          HOME FINANCIAL NETWORK, INC.


                          DATED AS OF NOVEMBER 29, 1999

                                TABLE OF CONTENTS
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ARTICLE 1. MERGER..................................................................................................   2

         1.1.     Organization of Merger Sub.......................................................................   2
         1.2.     The Merger.......................................................................................   3
         1.3.     Articles, Bylaws, and Directors of Surviving Corporation.........................................  10
         1.4.     Private Placement................................................................................  11
         1.5.     Adoption of Agreements and Plans.................................................................  12
         1.6.     Sybase Right to Purchase Additional Surviving Corporation Preferred Stock........................  12

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................  13

         2.1.     Organization of the Company......................................................................  13
         2.2.     Subsidiaries.....................................................................................  13
         2.3.     Company Capital Structure........................................................................  13
         2.4.     Authority........................................................................................  15
         2.5.     No Conflict......................................................................................  15
         2.6.     Consents.........................................................................................  16
         2.7.     Company Financial Statements.....................................................................  16
         2.8.     No Undisclosed Liabilities.......................................................................  17
         2.9.     No Changes.......................................................................................  17
         2.10.    Tax Matters......................................................................................  20
         2.11.    Restrictions on Business Activities..............................................................  22
         2.12.    Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment...................  22
         2.13.    Intellectual Property............................................................................  23
         2.14.    Agreements, Contracts and Commitments............................................................  27
         2.15.    Interested Party Transactions....................................................................  28
         2.16.    Governmental Authorization.......................................................................  28
         2.17.    Litigation.......................................................................................  29
         2.18.    Accounts Receivable/Inventory....................................................................  29
         2.19.    Minute Books.....................................................................................  29
         2.20.    Environmental Matters............................................................................  30
         2.21.    Brokers' and Finders' Fees; Third Party Expenses.................................................  30
         2.22.    Employee Benefit Plans and Compensation..........................................................  31
         2.23.    Compliance with Laws.............................................................................  34
         2.24.    Warranties; Indemnities..........................................................................  34
         2.25.    Complete Copies of Materials.....................................................................  34
         2.26.    Former Employee Contributions to Company Products................................................  34
         2.27.    Information Supplied.............................................................................  34
         2.28.    Representations Complete.........................................................................  35

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SYBASE................................................................  35

         3.1.     Organization, Standing and Power.................................................................  35
         3.2.     Authority........................................................................................  35
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         3.3.     No Conflict......................................................................................  36
         3.4.     Governmental Consents............................................................................  36
         3.5.     SEC Reports......................................................................................  36
         3.6.     Brokers' and Finders' Fees.......................................................................  36
         3.7.     Issued Shares....................................................................................  36
         3.8.     Information Supplied.............................................................................  37
         3.9.     Representations Complete.........................................................................  37
         3.10.    Reservation of Sybase Common Stock...............................................................  37

ARTICLE 4. CONDUCT PRIOR TO THE EFFECTIVE TIME.....................................................................  37

         4.1.     Conduct of Business of the Company...............................................................  37
         4.2.     No Solicitation..................................................................................  41

ARTICLE 5. ADDITIONAL AGREEMENTS...................................................................................  42

         5.1.     Company Shareholder Approval.....................................................................  42
         5.2.     Access to Information............................................................................  42
         5.3.     Confidentiality..................................................................................  42
         5.4.     Expenses.........................................................................................  43
         5.5.     Public Disclosure................................................................................  43
         5.6.     Consents.........................................................................................  43
         5.7.     Deleted..........................................................................................  43
         5.8.     Reasonable Efforts...............................................................................  43
         5.9.     Notification of Certain Matters..................................................................  44
         5.10.    Additional Documents and Further Assurances......................................................  44
         5.11.    Closing Date Balance Sheet.......................................................................  44
         5.12.    Vested Option Exercises..........................................................................  44

ARTICLE 6. CONDITIONS PRECEDENT....................................................................................  45

         6.1.     Conditions to Obligations of Each Party..........................................................  45
         6.2.     Conditions to the Obligations of Sybase..........................................................  45
         6.3.     Conditions to Obligations of the Company and the Principal Shareholders..........................  48

ARTICLE 7. OF REPRESENTATIONS AND WARRANTIES; INDEMNITY, AND ESCROW................................................  49

         7.1.     Survival of Representations, Warranties and Covenants............................................  49
         7.2.     Indemnification..................................................................................  49
         7.3.     Escrow Arrangements..............................................................................  50
         7.4.     Additional Representation and Indemnification by Principal Shareholders..........................  58
         7.5.     Indemnification By Sybase........................................................................  59

ARTICLE 8. TERMINATION, AMENDMENT AND WAIVER.......................................................................  59

         8.1.     Termination......................................................................................  59
         8.2.     Effect of Termination............................................................................  60
         8.3.     Amendment........................................................................................  60
         8.4.     Extension; Waiver................................................................................  61

ARTICLE 9. GENERAL PROVISIONS......................................................................................  61

         9.1.     Notices..........................................................................................  61
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         9.2.     Interpretation...................................................................................  63
         9.3.     Counterparts.....................................................................................  63
         9.4.     Entire Agreement; Assignment.....................................................................  63
         9.5.     Severability.....................................................................................  63
         9.6.     Other Remedies...................................................................................  64
         9.7.     Governing Law....................................................................................  64
         9.8.     Rules of Construction............................................................................  64
         9.9.     Further Assurances...............................................................................  64
         9.10.    Survival of Sybase Representations...............................................................  64

ARTICLE 10. DEFINITIONS............................................................................................  64

         10.1.    Definitions......................................................................................  64

                                    EXHIBITS

A. Legal Opinion of Hemenway &  Barnes

B. Legal Opinion of Wilson Sonsini Goodrich & Rosati

C. Deleted

D. Deleted

E. Merger Exchange Ratio Formula

F. Form of Voting Agreements

G. Form of Shareholder Agreement

H. Form of Affiliate Agreement

                                    SCHEDULES

2.12   Liens To Be Release By the Company At Closing

6.2.O  Required Consents

                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of November 29, 1999 among Sybase, Inc., a Delaware corporation ("Sybase"), On-Line Financial Services, Inc., a corporation to be established as a wholly-owned subsidiary of Sybase under the laws of Delaware ("Merger Sub"), Home Financial Network, Inc., a Delaware corporation (the "Company"), and Daniel
M. Schley, a director, officer, affiliate, and shareholder of the Company, and Eric Jacobsen, a director, officer, affiliate, and shareholder of the Company, (collectively with Mssrs. Schley and Jacobsen the "Principal Shareholders" and, individually, as a "Principal Shareholder").

                                    RECITALS

      A. Sybase desires to acquire the Company to accelerate the development of product offerings intended to assist enterprises involved in providing on-line banking and financial services.

      B. The Boards of Directors of Sybase and the Company believe it is in the best interest of each company and their respective shareholders that the assets owned by Sybase solely in connection with its Financial Server Product be combined with the business conducted by the Company and that such combination will expedite the development of on-line banking and financial services products. To accomplish this objective, the parties intend that, among other things, the following shall occur on the terms and conditions set forth in this Agreement and in the Ancillary Agreements to be entered into concurrently herewith or pursuant hereto:

            1. Sybase will establish Merger Sub, as its wholly-owned subsidiary under the laws of the State of Delaware, to engage in a reverse triangular merger of Merger Sub with and into the Company in a tax-free reorganization governed by Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended the Merger will be treated as a "purchase."

            2. In and after such Merger, among other things, all of the following events and circumstances shall occur in accordance with the terms and conditions of this Agreement:

                  (a) The Company will survive the Merger as a wholly-owned subsidiary of Sybase.

                  (b) All of the issued and outstanding shares of each class of the Company Common Stock and Company Preferred Stock shall be converted into a right to receive cash from Sybase and newly issued shares of Sybase common stock in the amounts specified herein in accordance with the conversion procedures set forth in this Agreement.

                  (c) The issued and outstanding options and warrants to purchase Company common stock shall be converted in accordance with the conversion procedures set forth in this Agreement.

                  (d) The Company shall make and deliver certain representations, warranties, agreements, and certificates.

                  (e) A portion of the cash and shares of Sybase common stock otherwise issuable in connect with the Merger shall be placed in an escrow established to secure the indemnity obligations of the Company Shareholders under Article 7 of this Agreement, if any, that may be asserted in accordance with the escrow procedures set forth in this Agreement.

                  (f) The parties shall enter into various ancillary agreements in connection with the Merger and the other transactions herein contemplated.

      C. The Surviving Corporation in the Merger shall operate the combined business as a separate, independent business unit, which shall be consolidated for financial accounting purposes with the operating results of Sybase.

      D. Concurrently with the execution of this Agreement and as a condition and inducement to Sybase's willingness to enter into this Agreement, certain Company shareholders' have executed and delivered to Sybase a voting agreement (pursuant to which each such shareholder has agreed to vote in favor of the Merger and the other transactions anticipated by this Agreement and the Ancillary Agreements) and certain officers and directors of the Company have entered into employment agreements (pursuant to which each such shareholder has agreed to be employed by and affiliated with the Surviving Corporation in the Merger on the terms and conditions therein set forth).

      E. The respective Boards of Directors of Sybase and the Company have duly approved this Agreement, the Merger, and the other transactions anticipated by this Agreement and the ancillary agreements to be entered into as herein described.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1.
                                     MERGER

1.1. Organization of Merger Sub. As soon as practicable after the date of this Agreement, Sybase shall form Merger Sub, as a wholly-owned subsidiary of Sybase. Prior to the Effective Time, Merger Sub will not issue any securities, conduct any business, have any assets, nor incur any obligations or liabilities, except as expressly required or contemplated by this Agreement.

1.2. The Merger

      A. Merger of Merger Sub into the Company. Unless this Agreement is earlier terminated pursuant to Article 8 hereof, at the Effective Time and subject to and upon the terms and conditions of this Agreement and Delaware Law, the Merger Sub will be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Sybase. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

      B. Effective Time. Unless this Agreement is earlier terminated pursuant to
Article 8 hereof the closing of the Merger will take place on the Scheduled Closing Date at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time and/or place is mutually agreed upon in writing by Sybase and the Company. On the Scheduled Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) and all other documents required to be filed in connection therewith, with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of Delaware Law.

      C. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      D. Merger Consideration. Subject to the provisions of Section 7.3, hereof:

            1. Maximum Aggregate Merger Consideration. The maximum consideration to be paid by Sybase with respect to all of the issued and outstanding Company Capital Stock (excluding unvested Company Options, but including, without limitation, the Sybase Common Stock and cash to be reserved for issuance upon exercise or settlement of Company Options and Company Warrants) shall be equal to the Total Cash Pool and the Total Stock Pool (collectively herein the "Aggregate Merger Consideration"). No adjustment shall be made in such Aggregate Merger Consideration to be paid in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of any Company Options or Company Warrants, or otherwise with respect to any Company Capital Stock.

      2. Distribution of Aggregate Merger Consideration. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any share of the Company Capital Stock, the following shall occur:

                  (a) Conversion of Company Outstanding Stock (Common and Preferred). Upon surrender of the Company Share Certificate representing such share of Company Capital Stock in the manner provided in Section 1.2.D(4), each share of Company Outstanding Stock (including Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock, and Company Series C Preferred Stock) as of the Effective Time (other than the Dissenting Shares and any other shares of Company Outstanding Stock owned by Sybase, owned by Merger Sub, or held in the treasury of the Company, the Surviving Corporation or their respective subsidiaries) will be cancelled and extinguished as of the Effective Time and converted as of such time into the right to receive, in accordance with the terms and conditions set forth in this Agreement (including without limitation the escrow provisions set forth in Article 7), that portion of the Aggregate Merger Consideration, without interest, described below:

                             i) Stock and Cash. Subject to adjustment as
provided in Subsection 1.2.D(2)(a)(iii) below, for each share of Company Outstanding Stock, the holder thereof shall be entitled to receive as aforesaid:
(1) that number of shares of Sybase Common Stock equal to Merger Exchange Ratio plus (2) an amount of cash equal to the Cash Value Per Share of the Company Outstanding Stock. Subject to adjustment as provided in Subsection 1.2.D(2)(a)(iii) below and notwithstanding the foregoing, (i) the maximum number of shares of Company Common Stock issuable to all Company Shareholders pursuant to this subsection shall not exceed the Net Stock Pool, and (ii) no fractional share of Sybase Common Stock (after aggregating all shares of Company Outstanding Stock owned by such holder) shall be issued and the aggregate number of shares of Sybase Common Stock issuable to a particular Company Shareholder for all of its Company Common Stock and Company Preferred Stock pursuant to this Section shall be rounded down to the next whole share. The Cash Value Per Share for any Company Shareholder subject to such "rounding down" shall not be adjusted to take into account the waiver by Company Shareholder of all rights to such partial share of Sybase Common Stock resulting from said rounding.

                             ii) Intentionally omitted.

                             iii) Adjustment of Composition of Aggregate Merger
Consideration. Notwithstanding anything herein to the contrary, in the event that (i) the Actual Cash Percentage exceeds the Maximum Cash Percentage, then (to ensure that the Maximum Cash Percentage is not exceeded for the purposes of Section 368(a) of the Code), Sybase shall reduce the Actual Cash Percentage to be an amount equal to 99.9% of the Maximum Cash Percentage, by (i) increasing the number of shares of Sybase Common Stock to be issued under Subclause 1.2.D(2)(a)(i)(1) above, in exchange for (ii) a concurrent decrease in the cash to be paid under Subclause 1.2.D(2)(a)(i)(2) above, equal to the amount derived by multiplying the number of shares of Sybase Common Stock so added under Subclause 1.2.D(2)(a)(i)(1) times the Sybase Share Value.

                             iv) Escrowed Shares and Escrowed Cash.
Notwithstanding anything to the contrary in this Section 1.2.D(2), the Shareholder's Escrowed Shares shall be withheld from the Sybase Common Stock, and the Shareholder's Escrowed Cash shall be withheld from the cash, otherwise issuable or payable to each Company Shareholder in the Merger with respect to the Company Outstanding Stock pursuant to Subclause 1.2.D(2)(a)(i)(1), above. Such withheld shares shall be deemed to be "Escrowed Shares" and such withheld cash shall be deemed to be "Escrowed Cash" and shall be deposited into, held in, and distributed from the Escrow Fund in accordance with Section 7.3 for the benefit of said Company Shareholder, for distribution to the Sybase Indemnified Parties and/or said Company Shareholder in accordance with Article 7.

                  (b) Conversion of Company Warrants. At the Effective Time, each of the then outstanding rights to purchase or otherwise acquire a share of Company Common Stock pursuant to the Company Warrants shall be assumed and converted into a right (a "Sybase Warrant") to acquire that number of Warrant Units composed of the shares of Sybase Common Stock and cash as described below:

                             i) Stipulation of Warrant Unit. Each "Warrant Unit"
shall be equal to that number of shares of Sybase Common Stock equal to the Merger Exchange Ratio, together with that amount of cash equal to the Cash Value Per Share.

                             ii) Warrant Units Issuable Upon Exercise of a
Sybase Warrant. The number of Warrant Units that may be acquired upon exercise of any Sybase Warrant issued in the Merger shall be equal to the number of the Company Warrant Shares Per Warrant issuable upon exercise of the Company Warrant surrendered therefore. No fractional shares of Sybase Common Stock may be issued upon exercise of a Sybase Warrrant. Accordingly, if the total Warrant Units issuable or to be issued pursuant to a particular Sybase Warrant would result in a fractional share of Sybase Common Stock, then the total number of shares of Sybase Common Stock issuable or issued pursuant to such Sybase Warrant shall be rounded down to the nearest whole number of shares of Sybase Common Stock.

                             iii) Exercise Price. The exercise price for each
Warrant Unit payable under each Sybase Warrant shall be equal to the exercise price per share of Company Common Stock payable upon exercise of said Company Warrant immediately prior to the Closing Date.

                             iv) Other Terms. The term, exercisability, and all
terms and conditions of the Company Warrants (other than the number of shares and the exercise price as aforesaid) will be unchanged by the Merger, except that all references in said Company Warrant to the Company shall be deemed to refer to Sybase, as appropriate, and all registration, co-sale, piggy-back, tag along, rights of first refusal/negotiation, rights on corporate events, and similar rights and limitations shall be terminated and merged into the rights to be granted to Sybase Warrant holders under the Stockholder's Agreement to be entered into by Sybase at the Effective Time in accordance with the terms hereof).

As soon as practicable following the Closing, Sybase shall issue to each holder of a Company Warrant, a document evidencing the conversion of such Company Warrant to a Sybase Warrant, and each former holder of each such Company Warrant shall acknowledge the receipt of the same in exchange for such holder's Company Warrant.

                  (c) Conversion of Company Options. At the Effective Time, each of the then outstanding rights to purchase or otherwise acquire a share of Company Common Stock pursuant to the Company Options shall be assumed and converted into a right (a "Sybase Option") to acquire that number of Option Units of the shares of Sybase Common Stock and cash as describe below:

                             i) Stipulation of Option Unit. Each "Option Unit"
shall be equal to that number of shares of Sybase Common Stock equal to the Merger Exchange Ratio, together with that amount of cash equal to the Cash Value Per Share.

                             ii) Option Units Issuable Upon Exercise of a Sybase
Option. The number of Option Units that may be acquired upon exercise of any Sybase Option issued in the Merger shall be equal to the number of the Company Option Shares Per Option issuable upon exercise of the Company Option surrendered therefore. No fractional shares of Sybase Common Stock may be issued upon exercise of a Sybase Option. Accordingly, if the total Option Units issuable or to be issued pursuant to a particular Sybase Warrant would result in a fractional share of Sybase Common Stock, then the total number of shares of Sybase Common Stock issuable or issued pursuant to such Sybase Option shall be rounded down to the nearest whole number of shares of Sybase Common Stock.

                             iii) Exercise Price. The exercise price for each
Option Unit payable under each Sybase Option shall be equal to the exercise price per share of Company Common Stock payable upon exercise of said Company Option exchanged for the Sybase Option immediately prior to the Closing Date.

                             iv) Other Terms. The term, exercisability, and all
terms and conditions of the Company Option (other than the number of shares and the exercise price as aforesaid) will be unchanged by the Merger, except that all reference in said Company Option to the Company shall be deemed to refer to Sybase, as appropriate.

As soon as practicable following the Closing, Sybase shall issue to each holder of a Company Option, a document evidencing the conversion of such Company Option to the aforesaid Sybase Option, and each former holder of each such Company Option shall acknowledge the receipt of the same in exchange for such holder's Company Option.

            (d) Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded fair value and perfected its appraisal rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (herein "Dissenting Shares"), shall not be converted into or represent a right to receive from the Company the portion of the Aggregate Merger Consideration or other consideration for Company Capital Stock as set forth in this Section 1.2.D(2) hereof, but the holder thereof shall only be entitled to such rights as against the Company as are provided by Delaware Law. Notwithstanding the foregoing, if any holder who demands fair value and validly seeks appraisal of its Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) its appraisal rights under

Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares of Company Capital Stock shall automatically be converted into and represent only the right to receive its portion of the Aggregate Merger Consideration that would be distributed with respect to such Company Capital Stock pursuant to subparts (a) through (c) of this Section, without interest thereon, upon surrender of the Company Share Certificate representing such shares in accordance with this Agreement.

      The Company shall give Sybase (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall pay (and shall indemnify, defend and hold harmless Sybase, Merger Sub, and the Surviving Corporation from) any and all sums owing to the holder(s) of the Dissenting Shares under applicable law, which payments shall only be made upon surrender by such holders to the Company or the Surviving Corporation of the Company Share Certificate for the Dissenting Shares, and any and all fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Company, Sybase, Merger Sub, or the Surviving Corporation in connection with calculating, settling or litigating the amount of, or making, any payment with respect to Dissenting Shares. The Company shall not, except with the prior written consent of Sybase, make any payment with respect to any such demands or offer to settle or settle any such demands.

      To the extent that the holders of the Dissenting Shares become legally entitled to a payment in respect of their Dissenting Shares, then that portion of the Total Stock Pool (the "Dissenter's Shares") and Total Cash Pool (the "Dissenter's Cash") that would have been distributed in exchange for the Dissenting Shares pursuant to subparts (a) through (c) of this Section shall paid to the Company as follows: (A) 92.5% of such Dissenter's Shares and 92.5% of the Dissenter's Cash shall be delivered to the Company (not the Dissenting Shareholder), and (B) the remainder of the Dissenter's Cash and Dissenter's Shares shall be deemed to be Escrowed Cash and Escrowed Shares, shall be held by the Escrow Agent for satisfaction of claims by Sybase Indemnified Parties pursuant to Section 7.3, and, at the Escrow Termination Date, so much of such Dissenter's Shares and Dissenter's Cash as has been escrowed and is not required to settle claims made in accordance with Section 7.3 prior to the Escrow Termination Date, shall be paid to the Company. In lieu of any Dissenter's Shares that are deliverable to the Company pursuant to the foregoing, Sybase may elect to substitute cash in the amount of the Dissenter's Shares times the Sybase Share Value.

            (e) Treasury Shares. At the Effective Time, each share of Company Capital Stock, held in the treasury of the Company or any of its subsidiaries, or otherwise authorized, but unissued, and any outstanding shares of Company Capital Stock (other than the Company Outstanding Stock) shall, by virtue of the Merger and without further action on the part of party, be canceled and extinguished, without any conversion thereof.

            (f) Maximum Number of Sybase Shares. Notwithstanding the foregoing, in no event shall the number of shares of Sybase Common Stock (i) issuable upon exercise of the Sybase Warrants and Sybase Options issued with respect to the Company Warrants and the

Company Vested Options pursuant to Subsections 1.2.D(2)(b) and 1.2.D(2)(c) hereof exceed the Warrant and Vested Options Pool, (ii) issuable in connection with the Merger with respect to the Company Outstanding Stock pursuant to Subsection 1.2.D(2)(a) hereof exceed the Net Stock Pool, (iii) subject to Subsection 1.2.D(2)(a)(iii), issuable with respect to all Company Capital Stock (other than the unvested Company Options) exceed the Total Stock Pool, or (iv) issuable pursuant to Section 1.2.D hereof be increased by the exercise of appraisal rights by any holder of Dissenting Shares, unless Sybase and the Company agree in writing, in their discretion, to adjust the Merger Exchange Ratio to take account thereof.

            3. Withholding Taxes. Any amounts payable to a Company Shareholder pursuant to this Section shall be subject to, and reduced by, the amount of any required withholding Taxes applicable to said shareholder and all Taxes relating to said cash payments shall be the sole responsibility of the Company Shareholders and Sybase shall have no liability therefore. To the extent the cash payable to such shareholder in the Merger is less than the amount of applicable withholding Taxes, the shareholder shall pay to Sybase the amount of such excess withholding tax liability as a condition of its receipt of Sybase Common Stock to be delivered to said shareholder pursuant to this Section.

            4. Surrender of Company Stock Certificates.

                  (a) Sybase to Provide Aggregate Merger Consideration. At the Effective Time, Sybase shall make available to the Exchange Agent the Aggregate Merger Consideration remaining (after deduction and delivery to the Escrow Agent of that portion of the Aggregate Merger Consideration to be placed in the Escrow
Fund) for disbursement upon surrender and conversion of the Company Capital Stock in accordance with this Article 1.

                  (b) Exchange Procedures. On or after the Closing Date, each Company Shareholder shall surrender the Company Stock Certificates to the Exchange Agent for cancellation, together with a letter of transmittal in such form and having such provisions as the Exchange Agent may reasonably request. Upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with the required letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, then the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor (i) its shares of Company Outstanding Stock the shares of Sybase Common Stock in the Net Stock Pool distributable to such Company Shareholder with respect to its shares of Company Outstanding Stock pursuant to Subclause 1.2.D(2)(a)(i)(1) less said Shareholder's Escrowed Shares, which are to be placed in the Escrow Fund pursuant to Subsection 1.2.D(2)(a)(iv) hereof, plus (i) the cash distributable to said Company Shareholder in accordance with Subclause 1.2.D(2)(a)(i)(2), less said Shareholder's Escrowed Cash, which is to be placed in the Escrow Fund pursuant to Subsection 1.2.D(2)(a)(iv). Until so surrendered, each outstanding Company Stock Certificate will be deemed, for all corporate purposes, to evidence only the right to receive that portion of the Aggregate Merger Consideration in respect to the Company Capital Stock evidenced by said Company Share Certificate as provided in this Section 1.2. Delivery of said Aggregate Merger Consideration shall be made within three (3)

Business Days after the later of (i) confirmation of filing of the Certificate of Merger, and (ii) Sybase's receipt of the holder's Company Stock Certificates pursuant to this Section.

                  (c) Distributions With Respect To Unexchanged Shares. No dividends or other distributions declared or made with a record date after the Effective Time with respect to Sybase Common Stock will be paid with respect to any Sybase Common Stock represented by an unsurrendered Company Stock Certificate, until the holder thereof shall surrender such Company Share Certificate for exchange in accordance with the procedures set forth in this Section. Subject to applicable law, following surrender of such Company Stock Certificate, there shall be paid to the record holder of any said Company Share Certificate representing at least a whole share of Sybase Common Stock, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole share(s) of Sybase Common Stock.

                  (d) Transfers of Ownership. If any payment or distribution is to be made pursuant to this Section 1.2 hereof to a person, other than the holder in whose name a Company Stock Certificate surrendered in exchange therefor is registered, then it will be a condition of the payment and distribution that the Company Stock Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect a valid transfer and that any applicable stock transfer taxes have been paid.

                  (e) Payments with Respect to Unexchanged Shares. No interest shall accrue or be payable with respect to any Aggregate Merger Consideration paid at or after the Effective Time to any holder of Company Capital Stock.

                  (f) Lost, Stolen or Destroyed Certificates. In the event any Company Share Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall not deliver to the holder thereof any Sybase Common Stock to be given in exchange for the lost, stolen or destroyed Company Share Certificate, unless and until the Exchange Agent has received an affidavit and such other documents and assurances as the Exchange Agent may reasonably request; provided, however, that at the request of Sybase, the Exchange Agent may and will require the Company Shareholder who it determines to be the likely holder of such lost, stolen or destroyed Company Share Certificates to deliver a bond in such amount as Sybase may reasonably direct against any claim that may be made against the Surviving Corporation, Sybase or the Exchange Agent with respect to the Company Share Certificates alleged to have been lost, stolen or destroyed.

                  (g) No Further Ownership Rights in Company Common Stock or Company Preferred Stock. The Sybase Common Stock received in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock or Company Preferred Stock, and there shall be no further registration of transfers on the records of the Company or the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company

Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section.

      E. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      F. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

      G. Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of Sybase, the Company, Merger Sub, Surviving Corporation or any other person, each share of Merger Sub capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock. Each share certificate evidencing ownership of any such shares of the Merger Sub common stock shall thereafter evidence ownership of an equivalent number of shares of Surviving Corporation Common Stock and shall be contributed by the holder thereof to Surviving Corporation for no additional consideration.

      H. No Liability. Notwithstanding anything to the contrary in this
Article 1 neither the Exchange Agent, Sybase, Merger Sub, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      I. Further Assurances. The Principal Shareholders and other Company Shareholders and the officers and directors of the Company, Merger Sub, and the Surviving Corporation will take all actions and will sign and deliver any and all instruments and documents necessary or appropriate to carry out the purposes of this Agreement and to fully effect and vest the right, title, and possession of all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub in the Surviving Corporation, all Aggregate Merger Consideration in the Company Shareholders, Exchange Agent and Escrow Agent entitled thereto, and all capital stock of the Surviving Corporation in Sybase.

1.3. Articles, Bylaws, and Directors of Surviving Corporation.

      A. Certificate of Incorporation and Bylaws of the Surviving Corporation. Unless otherwise determined by Sybase prior to the Effective Time, the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the

Surviving Corporation shall be amended and restated in its entirety to state the new name for the Surviving Corporation as determined by its Board of Directors. The Bylaws of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended.

      B. Initial Directors of the Surviving Corporation. The Board of Directors of the Surviving Corporation consist of seven members, who are listed below:

                  John Chen, or such other person as Sybase, in its discretion, shall designate prior to the Scheduled Closing Date;

                  One director to be designated by Sybase, in its
            discretion, prior to the Scheduled Closing Date;

                  Daniel Schley, or such other person as the Principal
            Shareholders shall designate, in their discretion, prior to the Scheduled Closing Date;

                  Eric Jacobsen, or such other person as the Principal
            Shareholders shall designate, in their discretion, prior to the Scheduled Closing Date;

                  Michon Schenck, or such other person as Sybase shall
            designate, in its discretion, who is not an employee, officer, or director of Sybase and is approved by the Principal Shareholders (which approval shall not be unreasonably withheld or delayed);

                  One director to be designated by Sybase, who is not an
            employee, officer, or director of as Sybase and is approved by the Principal Shareholders (which approval shall not be unreasonably withheld or delayed); and

                  One director to be designated by the Principal Shareholders, who is not an employee, officer, or director of the Company or Sybase and is approved by Sybase (which approval shall not be unreasonably withheld or delayed.).

Any of the foregoing directors may be reelected in accordance with the procedures set forth in the Surviving Corporation's Bylaws.

      C. Officers of the Surviving Corporation. The initial officers of the Surviving Corporation shall be determined by the Board of Directors of the Surviving Corporation and the Management Employment Agreements.

1.4. Private Placement. The Sybase Common Stock to be issued in the Merger to the Company Shareholders shall be issued in a private placement under Regulation D, Rule 506 of the Securities Act. As promptly as practicable after the date of this Agreement, Sybase, with the cooperation of the Company, shall prepare a private placement memorandum and any other documents required by the

Securities Act or any applicable Blue Sky Law in connection with the Transactions herein contemplated (herein the "Solicitation Materials"). The Solicitation Materials will, in all material respects, comply as to form with the applicable provisions of the Securities Act and the Exchange Act. Sybase shall also take any action required to be taken prior to the Effective Time under any Blue Sky Law applicable to issuance of Sybase Common Stock, Sybase Options, and Sybase Warrants exercisable therefor pursuant to the Merger. The Company shall promptly furnish to Sybase all information concerning the Company Shareholders as may be reasonably required in connection with any action contemplated by this Section. If for any reason it shall become necessary for the parties to make any filing with, on to obtain any consent, clearance, permit or other approval of any Governmental Entity, or to obtain any consent, clearance, permit or other approval of any other third party, with respect to Sybase Common Stock in the Merger, they shall cooperate in good faith and use all reasonable, commercial efforts to complete such filing and to obtain the effectiveness of such filing as promptly as possible.

1.5. Adoption of Agreements and Plans. Effective as of the Closing, the following agreements and plans shall be adopted:

            1. Sybase shall adopt the Shareholders' Agreement;

            2. Sybase shall adopt the Management Employment Agreements;

            3. Sybase and the Surviving Corporation shall use best efforts to adopt the following agreements prior to the Closing (but without any obligation to complete said adoption by the Closing):

                  (a) The Reseller Agreement;

                  (b) The Intellectual Property Assignment and Transfer
                      Agreement; and

                  (c) The Sybase License Agreement.

            4. After consummation of the Merger and the Sybase Transaction, the Surviving Corporation shall adopt an employee stock option plan on terms acceptable to the Sybase and the Surviving Corporation Board of Directors appointed as of the Closing and reserve from the authorized Surviving Corporation Common Stock a sufficient number of shares of Surviving Corporation Common Stock for issuance pursuant to said option plan.

1.6. Sybase Right to Purchase Additional Surviving Corporation Preferred Stock. Sybase shall have the right to purchase, and the Board of Directors of the Surviving Corporation may request that Sybase purchase, up to Twenty-Five Million Dollars ($25,000,000) of additional shares of the Surviving Corporation's preferred stock at an exercise price and on terms and conditions reasonably acceptable to Sybase and the Board of Directors of the Surviving Corporation. The proceeds received by the Surviving Corporation upon purchase of such preferred stock by Sybase shall be used by the Surviving Corporation for working capital purposes. At the Closing, Sybase shall place Twenty-Five Million Dollars ($25,000,000) in a segregated cash management account, managed by Sybase, for the purpose of funding any preferred stock purchase pursuant to this Section.

                                   ARTICLE 2.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Sybase, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Sybase (the "Company Disclosure Letter") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows; provided, that the representations and warranties made as of a specified date will be true and correct as of such date:

2.1. Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered to Sybase a true and correct copy of its certificate of incorporation and bylaws, each as amended and in force and effect on the date hereof. Section 2.1 of the Company Disclosure Letter lists the current directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

2.2. Subsidiaries. Except as set forth in Section 2.2 of the Company Disclosure Letter, the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interests in, or controlled, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

2.3. Company Capital Structure.

      A. Capital Stock. The Company has no capital stock authorized, issued, or outstanding, except as follows: (i) 27,000,000 shares of Company Common Stock have been authorized, of which 8,086,526 shares are issued and outstanding as of the date hereof, (ii) 5,000,000 shares of Company Series A Preferred Stock have been authorized, all of which are issued and outstanding as of the date hereof,
(iii) 7,515,807 shares of Company Series B Preferred Stock have been authorized, of which 4,816,667 shares are issued and outstanding as of the date hereof, (iv) 2,500,000 shares of Company Series C Preferred Stock have been authorized, all of which are issued and outstanding as of the date hereof, (v) the Company Warrants listed in Section 2.3.C. of the Company Disclosure Letter, (vi) the Company Options listed in Section 2.3.C of the Disclosure Letter, and (vii) any Additional Employee Options issued in the Ordinary Course of the Company's Business after the date hereof, which Additional Employee Options do not violate
Section 4.1 hereof. Assuming the same total capitalization as on the date hereof, the total number of shares of Company Capital Stock outstanding as of immediately prior to the Effective Time (assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, and the exercise of all Company Options and Company Warrants) will be as set forth in Section 2.3.A.(i) of the Company Disclosure Letter. All outstanding shares of Company Capital Stock are and as of the Closing will be duly authorized, validly issued, fully paid and non-assessable and, except as described in Section 2.3.A(ii) of the Company Disclosure Letter, not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been, and as of the Closing will continue to be issued in compliance with federal and state securities laws.

      B. Stock Plans. Except for the Option Plans, listed in Section 2.3.B(i) of the Company Disclosure Letter, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 3,500,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the exercise of options granted under the Option Plans, of which (i) 3,070,000 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Option Plans, and (ii) no shares have been issued, as of the date hereof, upon the exercise of options granted under the Option Plans.
Section 2.3.B.(ii) of the Company Disclosure Letter sets forth a list of all of the outstanding Company Options as of November 29, 1999, and, for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Additional Employee Options issued in the Ordinary Course of the Company's Business after the date hereof which do not constitute a breach of Section 4.1 of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement and prior to the Closing, the Company shall not issue any Company Options, Company Warrants, calls, rights, commitments or agreements obligating the Company to issue, deliver, sell, repurchase, or redeem any Company Capital Stock or debt for borrowed money convertible to Company Capital Stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, and except as set forth in Section 2.3.B(iii) of the Company Disclosure Letter, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

      C. Identification of Capital Stock Holders. Section 2.3.C of the Disclosure Letter is a complete and accurate list of each holder of any Company Capital Stock, and accurately specifies the legal name, domicile, and the amount and class of Company Capital Stock held by said holder. No more than thirty-five (35) of the holders of the Company Common Stock and/or Company Preferred Stock are and, at the Effective Time, will be unaccredited investors within the meaning of Section (a) of Regulation D, Rule 501 of the Securities Act. At the Effective Time, each holder of either Company Capital Stock who is not an accredited investor within the meaning of said section will be either (i) represented by a duly authorized "purchaser representative," as defined in Section (h), of Regulation D, Rule 501 of the Securities Act, or (ii) a holder only of a Company Option, and not of any other Company Capital Stock, who is not required to be represented by a purchaser representative in order to insure the application of the private placement exemption set forth in Regulation D, Rule 501 of the Securities Act to the issuance of Sybase capital stock in the Merger.

2.4. Authority. The Company has all requisite power and authority to enter into this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreements to which the Company is a party and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Ancillary Agreements to which it is a party and the Transactions, subject only to the approval of this Agreement by the Company Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Ancillary Agreements to which the Company is a party has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.5. No Conflict. Except as set forth in Section 2.5 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and any Ancillary Agreement to which the Company is a party, and the consummation of the Transactions, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "Contract" and collectively the "Contracts") to which the Company or any of its subsidiaries or any of their properties or assets (including intangible assets), or to which any of the Principal Shareholders, is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties (tangible and intangible) or assets, or applicable to any of the Principal Shareholders. The Company and each of its subsidiaries are in compliance with and have not breached, violated or defaulted under, or received notice that either has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company or any Principal Shareholder aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not subject to any default thereunder, nor to the Knowledge of the Company and the Principal Shareholders is any party obligated to the Company or any of its subsidiaries pursuant to any such Contract subject to any default thereunder. The consents, waivers and approvals described in Section 2.5 of the Company Disclosure Letter are all of the consents, waivers, and approvals of parties to any Contract (other than the Company and its subsidiaries) required thereunder
(i) in connection with the Merger and the Transactions, (ii) for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time, to permit the Surviving Corporation or its subsidiaries to exercise all of its rights under the Contracts, without the payment of any additional amounts or consideration (other than ongoing fees, royalties or payments which the Company or any of its subsidiaries, as the case may be, would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.)

2.6. Consents. Except as set forth in Section 2.6 of the Company Disclosure Schedule no consent, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any third party, including a party to any agreement with the Company or any of its subsidiaries (so as not to trigger any Conflict), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement and any Ancillary Agreement to which the Company, any of its subsidiaries is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal securities laws, Blue Sky Laws of the State(s) where the Company Shareholders are domiciled, and the HSR Act, and (ii) the filing of the Certificate of Merger with the Secretary of State for the State of Delaware.

2.7. Company Financial Statements. Section 2.7 of the Company Disclosure Letter sets forth (i) the Company's audited balance sheets as of December 31, 1996, December 31, 1997 and as of December 31, 1998 and the related audited statements of income, cash flow and shareholders' equity for the twelve (12) month periods ended December 31, 1997 and December 31, 1998, respectively (collectively, the "Year-End Financials"), and (ii) the Company's unaudited balance sheet as of September 30, 1999, and the related unaudited statements of income, cash flow and shareholders' equity for the calendar quarters ending on June 1999 and September 1999 (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated (except that the Interim Financials do not contain footnotes and other presentation items that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company and its subsidiaries as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate.

2.8. No Undisclosed Liabilities. Except as set forth in Section 2.8 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the Current Balance Sheet Date or arising out of other transactions approved by Sybase pursuant to Section 4.1 of this Agreement.

2.9. No Changes. Except as set forth in Section 2.9 of the Company Disclosure Letter, since the Current Balance Sheet Date, there has not been, occurred or arisen any:

            (A) transaction by the Company or any of its subsidiaries except in the Ordinary Course of the Company's Business;

            (B) amendments or changes to the certificate of incorporation or bylaws of the Company or any of its subsidiaries;

            (C) capital expenditure or commitment by the Company or any of its subsidiaries exceeding, prior to the date hereof, $50,000 individually or $100,000 in the aggregate, and after the date hereof, which does not constitute a breach of Section 4.1.

            (D) payment, discharge or satisfaction, in any amount in excess of $50,000 in any one case, or $100,000 in the aggregate, of any Liability (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the Ordinary Course of the Company's Business, Liabilities reflected or reserved against in the Current Balance Sheet and Liabilities incurred after the date hereof which does not constitute a breach of Section 4.1;

            (E) destruction of, damage to or loss of any material assets, material business or material customer of the Company or any of its subsidiaries (whether or not covered by insurance);

            (F) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (G) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its subsidiaries other than as required by GAAP;

            (H) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (I) revaluation by the Company or any of its subsidiaries of any of their respective assets;

            (J) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock or any capital stock of any subsidiary of the Company, or any split, combination or reclassification in respect of any shares of Company Capital Stock or any shares of the capital stock of any subsidiary of the Company, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or shares of the capital stock of any subsidiary of the Company, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock or by any subsidiary of the Company of the capital stock of such subsidiary (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options and Company Warrants and except for Additional Employee Options issued after the date hereof which do not constitute a breach of Section 4.1 of this Agreement;

            (K) except for adjustments in the Ordinary Course of the Company's Business for employees (other than the officers or directors of the Company) which do not constitute a breach of
                  Section 4.1 of this Agreement after the date hereof, increase in the salary or other compensation payable or to become payable by the Company or any of its subsidiaries to any of its officers or directors, or in the wage schedule for any other employees or advisors of the Company or any of its subsidiaries, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company or any of its subsidiaries, of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (L) other than the Contracts identified in Section 2.9(L) of the Company Disclosure Letter and Contracts entered into in the Ordinary Course of the Company's Business after the date hereof which do not constitute a breach of Section 4.1 of this Agreement, enter into any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any of its subsidiaries is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any of its subsidiaries is a party or by which they or any of their assets are bound;

            (M) sale, lease, license or other disposition of any of the material assets or material properties of the Company or any of its subsidiaries or any creation of any security interest in such material assets or material properties;

            (N) loan by the Company or any of its subsidiaries to any person or entity (other than test account loans given in reasonable amount in the Ordinary Course of the Company's Business and loans entered into after the date hereof in accordance with
                  Section 4.1.N of this Agreement), incurring by the Company or any of its subsidiaries of any indebtedness, guaranteeing by the Company or any of its subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its subsidiaries or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the Ordinary Course of the Company's Business;

            (O) waiver or release of any right or claim of the Company or any of its subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its subsidiaries;

            (P) the commencement, settlement, notice or, to the Knowledge of the Company, or any of its subsidiaries, threat of any lawsuit or proceeding or other investigation against the Company or any of its subsidiaries or its affairs, or any reasonable basis for any of the foregoing;

            (Q) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property or of infringement by the Company or any of its subsidiaries of any other person's Intellectual Property;

            (R) issuance or sale, or contract to issue or sell, by the Company or any of its subsidiaries of any shares of Company Capital Stock or any of its subsidiaries' capital stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock or any of its subsidiaries' capital stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon exercise of the Company Options and Company Warrants described in Section 2.3.B of the Company Disclosure Schedule and issuances of Additional Employee Options in the Ordinary Course of the Company's Business which are not in breach of Section 4.1 hereof.

            (S) Except for a transaction entered into after the date hereof in the Ordinary Course of the Company's Business which does not violate Section 4.1 hereof, the sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or the purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity, the entering into of an agreement with respect to the development of any Intellectual Property with a third party, or a modification of the pricing or royalties inconsistent from those currently offered to the Company's customers;

            (T) agreement or modification to agreement pursuant to which any other party was granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company or any of its subsidiaries except in the Ordinary Course of the Company's Business;

            (U) any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company or any of its subsidiaries; or

            (V) agreement by the Company or any of its subsidiaries (or any officer or employees on behalf of, and binding upon, the Company or any of its subsidiaries) to do any of the things described in the preceding clauses (a) through (u) of this Section (other than negotiations with Sybase and its representatives regarding the Transactions contemplated by this Agreement).

2.10. Tax Matters.

      A. Tax Returns and Audits.

            1. As of the Effective Time, except as set forth in Section 2.10 of the Company Disclosure Letter each of the Company and its subsidiaries will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or any of its subsidiaries or their operations, and such Returns are true and correct and have been completed in accordance with applicable law.

            2. As of the Effective Time, each of the Company and its subsidiaries (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA and FUTA amounts, and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the Ordinary Course of the Company's Business.

            3. The Company or any of its subsidiaries has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

            4. No audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

            5. Neither the Company nor any of its subsidiaries has any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the Ordinary Course of the Company Business.

            6. The Company has made available to Sybase or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company or any of its subsidiaries filed for all periods since its inception.

            7. There are no Liens on the assets of the Company or any of its subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

            8. No adjustment relating to any Return filed by the Company or any of its subsidiaries has been proposed formally or, to the Knowledge of the Company and the Principal Shareholders, informally by any tax authority to the Company or any of its subsidiaries or any representative thereof.

      B. Miscellaneous.

            1. The Company does not have Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any of its subsidiaries.

            2. None of the Company's or any of its subsidiaries' assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

            3. Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

            4. Neither the Company nor any of its subsidiaries is a party to any tax sharing, indemnification, or allocation agreement nor does the Company owe any amount under any such agreement.

            5. Each of the Company's and its subsidiaries tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's and its subsidiaries' tax books and records.

            6. Neither the Company nor any of its subsidiaries has been, at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

      C. Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

2.11. Restrictions on Business Activities. Except as set forth in Section 2.11 of the Company Disclosure Letter, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its subsidiaries is a party or otherwise binding upon the Company or any of its subsidiaries, which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, the Surviving Corporation, or any of their respective subsidiaries, any acquisition of property (tangible or intangible) by the Company, the Surviving Corporation or any of their respective subsidiaries, the conduct of business by the Company, the Surviving Corporation, or any of their respective subsidiaries or otherwise limiting the freedom of the Company, the Surviving Corporation, or any of their respective subsidiaries to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries has entered into any agreement under which the Company, the Surviving Corporation, or any of their respective subsidiaries is or will be restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

2.12. Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

      A. Real Property. Neither the Company nor any of its subsidiaries owns any real property nor has either ever owned any real property. Section 2.12.A of the Company Disclosure Letter sets forth a list of all real property currently leased by the Company or any of its subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

      B. Title. Except as set forth in Section 2.12.B, of the Company Disclosure Letter, the Company and each of its subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the

Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

      C. Equipment. Section 2.12.C of the Company Disclosure Letter lists all material items of furniture, fixtures, equipment and other tangible property owned or leased by the Company or any of its subsidiaries. Except for property acquired or leased after the date hereof in accordance with Section 4.1 of this Agreement, the property identified in Section 2.12.C of the Company Disclosure Letter and the leased real property identified in Section 2.12.C of the Company Disclosure Letter is (i) all of the real and tangible personal property required for the conduct of the business of the Company and its subsidiaries as currently conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

2.13. Intellectual Property.

      A. Except for Intellectual Property Rights obtained after the date hereof without breach of Section 4.1 of this Agreement, Section 2.13.A of the Company Disclosure Letter lists all Company Registered Intellectual Property Rights and said Section lists any proceedings or actions before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property as of the date hereof.

      B. Each item of Company Intellectual Property, including without limitation all Company Registered Intellectual Property Rights listed in Section 2.13.A of the Company Disclosure Letter, is free and clear of any Liens. Except as set forth in Section 2.13.B of the Company Disclosure Schedule the Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. All Company Intellectual Property will be fully transferable, alienable, or licensable by Surviving Corporation and/or Sybase, without restriction and without payment of any kind to any third party. Neither the Company nor the Principal Shareholders has any Knowledge of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, the Company does not have any Knowledge of any information, materials, facts, or circumstances, including, without limitation, any information or fact that would constitute prior art, that would render any of the Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any Company Registered Intellectual Property Right and the Company has not misrepresented, or failed to disclose, or has any Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

      C. Except as set forth in Section 2.13.C of the Company Disclosure Letter, in each case in which either the Company or any of its subsidiaries has acquired any Intellectual Property from any person (other than an employee whose work product is deemed "work for hire" within the meaning of the Copyright Law of 1976, as amended, or any property and confidential information, trade secrets or know how of a third party, which the Company has had access to pursuant to a non-disclosure or confidentiality agreement) the Company or its subsidiary, as the case may be, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or its subsidiary, as the case may be.

      D. Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

      E. Except as set forth in Section 2.13.E of the Company Disclosure Letter, the Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company or any of its subsidiaries as it currently is conducted or planned to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

      F. As of the date hereof, other than (i) "shrink-wrap" and similar widely available commercial end-user licenses and (ii) other licenses and related agreements with respect thereto of the Company Intellectual Property which have been granted to end-users pursuant to written agreements that have been entered into in the Ordinary Course of the Company's Business, and that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (that is or are included in Section 2.13.F of the Company Disclosure Letter), and (ii) agreements entered into after the date hereof that are permitted under Section 4.1, Section 2.13.F of the Company Disclosure Letter lists all contracts, licenses and agreements to which the Company or any of its subsidiaries is a party (X) with respect to any Company Intellectual Property, or (Y) wherein or whereby the Company or any of its subsidiaries has agreed to, or has assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty, or otherwise assume or incur any Liability, or provide a right of recission with respect to the infringement or misappropriation by the Company or any of its subsidiaries of Intellectual Property Rights of any person. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company or any of its subsidiaries has ownership rights or license rights to improvements made by the Company or any of its subsidiaries in such Intellectual Property which has been licensed to the Company or any of its subsidiaries.

      G. Except as set forth in Section 2.13.G of the Company Disclosure Letter, the operation of the business of the Company or any of its subsidiaries as it currently is conducted, or currently planned to be conducted by the Surviving Corporation or any of its subsidiaries in the six month period after the Closing, by the Company or any of its subsidiaries, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company or any of its subsidiaries does not and to the Knowledge of the Company is not reasonably likely to infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any of its subsidiaries has received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or any of its subsidiaries infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or any of its subsidiaries aware of any basis therefor).

      H. Each Company Registered Intellectual Property Right is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Right have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Right have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property Right. There are no actions that must be taken by the Company or any of its subsidiaries within sixty (60) days of the Closing Date (including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates) for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which either the Company or any of its subsidiaries has acquired any Registered Intellectual Property Rights from any person, the Company or any of its subsidiaries, as the case may be, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or any of its subsidiaries, as the case may be, and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

      I. There are no contracts, licenses or agreements between the Company or any of its subsidiaries and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or any of its subsidiaries thereunder.

      J. Except as set forth in Section 2.13.J of the Company Disclosure Letter, to the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

      K. Each of the Company and its subsidiaries has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or any of its subsidiaries or provided by any other person to the Company or any of its subsidiaries. Without limiting the foregoing, each of the Company and its subsidiaries has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company or any of its subsidiaries have executed such an agreement in substantially the Company's standard form.

      L. All employees of the Company have entered into a valid and binding written agreement with the Company sufficient to vest title in the Company of all Intellectual Property, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with the Company.

      M. No Company Intellectual Property or Intellectual Property Rights of the Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its subsidiaries or may affect the validity, use or enforceability of such Company Intellectual Property.

      N. To the Knowledge of the Company, no (i) product, technology, service or publication of the Company or any of its subsidiaries, (ii) material published or distributed by the Company or any of its subsidiaries, or (iii) conduct or statement of Company or any of its subsidiaries, constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

      O. Neither the Merger or the participation by the Company and its subsidiaries in the Transactions contemplated by this Agreement (including, without limitation, the assignment to the Surviving Corporation or its subsidiaries, by operation of law or otherwise, of any contracts or agreements to which the Company or any of its subsidiaries is a party), will result in (i) the granting by Surviving Corporation, or any of its subsidiaries to any third party of any right to or with respect to any Company Intellectual Property, the Surviving Corporation Intellectual Property, or any of their subsidiaries' Intellectual Property; (ii) the Surviving Corporation or any of its subsidiaries being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses (other than those contracts identified in Section 2.13.O of the Company Disclosure Letter), or (iii) the Surviving Corporation or any of its subsidiaries being obligated to pay any royalties or other amounts to any third party in excess of those amount currently payable by the Company or any of its subsidiaries under the terms of any contract identified in Section 2.14 of the Company Disclosure Letter.

      P. All of the Company's and its subsidiaries' products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will manipulate date information in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), and (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, provided the information received from products (other than the products of the Company or any of its Subsidiaries) is accurate and has been correctly processed by such third party products. To the Knowledge of the Company, all of the Information Technology of the Company is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of the Company's business on or after January 1, 2000.

      2.14. Agreements, Contracts and Commitments. Except as set forth in
Section 2.14 of the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to nor are any of them bound by:

      A. any employment or consulting agreement, contract or commitment (other than those entered into after the date hereof in accordance with
         Section 4.1 of this Agreement) with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

      B. any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

      C. any fidelity or surety bond or completion bond (other than those entered into after the date hereof in accordance with Section 4.1 of this Agreement);

      D. any lease of personal property having a value or requiring lease payment, other than those entered into prior to the date hereof under which the total consideration paid or payable by the Company or any of its subsidiaries is not more than $25,000 individually or $100,000 in the aggregate and other than those entered into after the date hereof in accordance with Section 4.1 of this Agreement;

      E. any agreement, contract or commitment relating to capital expenditures, other than those entered into prior to the date hereof involving payments not in excess of $25,000 individually or $100,000 in the aggregate and those entered into after the date hereof in accordance with Section 4.1 of this Agreement

      F. any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of the Company's Business;

      G. any mortgages, indentures, guarantees, loans (other than test account loans given in reasonable amounts in the Ordinary Course of the Company's Business) or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

      H. any purchase order or contract for the acquisition of property, services, materials requiring payments by the Company or any of its subsidiaries, other than those entered into prior to the date hereof not exceeding $25,000 individually or $100,000 in the aggregate and those entered into after the date hereof in accordance with Section 4.1.A;

      I. other than those entered into after the date hereof in accordance with
         Section 4.1.A of this Agreement, any construction contracts;

      J. other than those entered into after the date hereof in accordance with
         Section 4.1.E or 4.1.S of this Agreement, any dealer, distribution, joint marketing or development agreement;

      K. other than those entered into after the date hereof in accordance with
         Section 4.1.E or 4.1.S of this Agreement, any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's or any of its subsidiaries' products, technology or services; or

      L. any other agreement, contract or commitment that requires any payment or creates a Liability other than those entered into prior to the date hereof involving payments and/or Liabilities not exceeding $25,000 individually and $100,000 in the aggregate, and other than those entered into after the date hereof in accordance with Section 4.1.A of this Agreement.

2.15. Interested Party Transactions. Except as set forth in Section 2.15 of the Company Disclosure Letter, no officer, director or, to the Knowledge of the Company and the Principal Shareholders, shareholder of the Company or any of its subsidiaries (nor any direct ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or any of its subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any of its subsidiaries, any goods or services, or (iii) a beneficial interest in any Contract to which the Company or any of its subsidiaries is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section.

2.16. Governmental Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company or any of its subsidiaries currently operates or holds any interest in any of its properties, or (ii) that is legally required for the operation of the Company's business as currently conducted (collectively, "Company Authorizations") has been issued or granted to the Company or any of its subsidiaries. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and each of its subsidiaries to operate or conduct its business or hold any interest in its properties or assets.

      2.17. Litigation. Except as set forth in Section 2.17 of the Company Disclosure Letter, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company or any of the Principal Shareholders threatened, against the Company or any of its subsidiaries, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company and the Principal Shareholders is there any reasonable basis therefor. There is no investigation or other proceeding pending or to the Knowledge of the Company or any of the Principal Shareholders threatened, against the Company, any of its subsidiaries, any of their properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company or any of the Principal Shareholders is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any of its subsidiaries to conduct its operations as presently or previously conducted.

      2.18. Accounts Receivable/Inventory.

      A. The Company has made available to Sybase a list of all accounts receivable of the Company or any of its subsidiaries as of September 30, 1999, together with a range of days elapsed since invoice.

      B. All of the Company's and any of its subsidiaries' accounts receivable arose in the Ordinary Course of the Company's Business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to the Current Balance Sheet Date as reflected on the books and records of the Company and its subsidiaries, prepared in accordance with GAAP. No person has any Lien on any of the Company's or any of its subsidiaries' accounts receivable and no request or agreement for deduction or discount has been made with respect to any of the Company's or any of its subsidiaries' accounts receivable.

      C. Any and all of the inventories of the Company or any of its subsidiaries reflected on the Interim Financials and the Company's and any of its subsidiaries' books and records were purchased, acquired or produced in the Ordinary Course of the Company's Business and in a manner consistent with the Company's or any of its subsidiaries' regular inventory practices and are set forth on the Company's and its subsidiaries' books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company or any of its subsidiaries reflected on the Interim Financials or on the Company's and its subsidiaries' books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Year-End Financials and/or the Interim Financials conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

2.19. Minute Books. The minutes of the Company and its subsidiaries made available to counsel for Sybase are the only minutes of the Company and its subsidiaries and contain accurate summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its subsidiaries and their shareholders or actions by written consent since the time of incorporation of the Company or any of its subsidiaries, as the case may be.

2.20. Environmental Matters.

      A. Hazardous Material. Neither the Company nor any of its subsidiaries has: (i) operated any underground storage tanks at any property that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased, or (ii) illegally released any amount of any Hazardous Material other than office and janitorial supplies properly and safely maintained in accordance with applicable Legal Requirements. No Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased for which the Company has incurred, or will or is reasonably likely to incur, any Liability.

      B. Hazardous Materials Activities. Neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to, or sold, Hazardous Materials in violation of any Legal Requirement in effect on or before the Effective Time, nor has the Company or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being (collectively referred to herein as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

      C. Permits. Each of the Company and its subsidiaries currently holds all Environmental Permits necessary for the conduct of the Company's or any of its subsidiaries' Hazardous Material Activities.

      D. Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Knowledge of the Company and the Principal Shareholders threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. Neither the Company nor any Principal Shareholder has any Knowledge of any fact or circumstance, which could involve the Company or any of its subsidiaries in any environmental litigation or impose upon the Company or any of its subsidiaries any environmental liability.

2.21. Brokers' and Finders' Fees; Third Party Expenses. Neither the Company nor any of its subsidiaries has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Company Disclosure Letter sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21 of the Company Disclosure Letter also sets forth the Company's current reasonable estimate of all Third Party Expenses expected to be incurred by the Company or any of its subsidiaries in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.22. Employee Benefit Plans and Compensation.

      A. Schedule. Section 2.22.A of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan and each employee agreement under each Company Employee Plan or Employee Agreement. Neither the Company nor any of its subsidiaries has any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Sybase in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

B. Documents. The Company has made available to Sybase (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company or any of its subsidiaries, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the most recent plan year, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

C. Employee Plan Compliance. Each of the Company and its subsidiaries has performed all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or to the Knowledge of the Company and the Principal Shareholders threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Sybase, the Company or any Affiliate (other than ordinary administration expenses). There are no audits, inquiries, or proceedings pending or to the Knowledge of the Company and the Principal Shareholders or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

      D. No Pension Plans. Neither the Company nor any of its subsidiaries nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA, or
(ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA.

      E. No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any of its subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

      F. Health Care Compliance. Neither the Company nor any of its subsidiaries or any other Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

      G. Effect of Transaction. The execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

      H. Employment Matters. Except as set forth in Section 2.22.H of the Company Disclosure Letter, each of the Company and its subsidiaries: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy.

      I. Labor. No work stoppage or labor strike against the Company or any of its subsidiaries is pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or to the Knowledge of the Company and the Principal Shareholders threatened, or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its subsidiaries is presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries.

      J. No Interference or Conflict. Except as set forth in Section 2.22.J of the Company Disclosure Letter, to the Knowledge of the Company and the Principal Shareholders, no shareholder, officer, employee or consultant of the Company or any of its subsidiaries is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any of its subsidiaries or that would interfere with the Company's or any of its subsidiaries' business. Except as set forth in Section 2.22 J of the Company Disclosure Letter neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any of its subsidiaries' business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's or any of its subsidiaries' business as presently conducted, will to the Knowledge of the Company and the Principal Shareholders conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

      K. Insurance. Section 2.22.K of the Company Disclosure Letter lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor any of the Principal Shareholders has any Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

2.23. Compliance with Laws. Except as set forth in Section 2.23 of the Company Disclosure Letter, each of the Company and its subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any Legal Requirement.

2.24. Warranties; Indemnities. Except for the warranties and indemnities contained in those contracts and agreements set forth in Section 2.24 of the Company Disclosure Letter, warranties given by the Company in connection with the sale or licensing of the Company's products in the Ordinary Course of the Company's Business which have not been breached, nor subject to any demand by a customer, warranties implied by law, and warranties given in agreements entered into after the date hereof which do not violate Section 4.1 of this Agreement, neither the Company nor any of its subsidiaries has given any warranties or indemnities relating to products or technology sold or services rendered by the Company or any of its subsidiaries.

2.25. Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of the same) that has been requested by Sybase or its counsel.

2.26. Former Employee Contributions to Company Products. No person who at any time performed services for the Company in any capacity, including as an employee or consultant, and who no longer has an employment or consulting relationship with the Company, (other than those persons who have assigned all of their right, title, and interest in Intellectual Property to the Company) has contributed ten (10%) or more of the total man-hours expended on the design, development and implementation of the computer hardware or software components (including designing the architecture, conceptualizing the product or writing software code, whether object or source) of either of the Company's current products.

2.27. Information Supplied. The information supplied (or to be supplied by) by the Company for inclusion or incorporation by reference in the Solicitation Materials will not, at the time the information is supplied and, after giving effect to any supplement or amendment to the Solicitation Materials, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading; and the Company shall promptly notify the other parties if any information they respectively previously provided becomes false or misleading in any respect or if it becomes aware of any facts material to the preparation, distribution, and use of the Solicitation Materials and shall cooperate in the preparation and distribution of any supplement or amendment of the Solicitation Materials as a consequence of such information.

2.28. Representations Complete. Neither any of the representations or warranties made by the Company (as modified by the Company Disclosure Letter) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by or on behalf of the Company pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SYBASE

      Sybase hereby represents and warrants to the Company Shareholders that, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by Sybase to the Company Shareholders (the "Sybase Disclosure Letter") and dated as of the date hereof, on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

3.1. Organization, Standing and Power. Sybase is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sybase has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Material Adverse Effect on Sybase (a "Sybase Material Adverse Effect"). At the Closing, Merger Sub will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and a wholly-owned subsidiary of Sybase.

3.2. Authority. Sybase has all requisite corporate power and authority to enter this Agreement and any Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Sybase. This Agreement and any Ancillary Agreements to which Sybase is a party have been duly executed and delivered by Sybase and constitute the valid and binding obligations of Sybase, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. At the Closing, Merger Sub will have all requisite corporate power and authority to enter into any Ancillary Agreements to which it is a party and to consummate the Merger and the transactions contemplated by such Ancillary Agreements. At the Closing, the Merger and the execution and delivery of the Ancillary Agreements to which Merger Sub is a party will have been duly authorized by all necessary corporate action on the part of Merger Sub.

3.3. No Conflict. The execution and delivery by Sybase of this Agreement and any Ancillary Agreement to which it is a party, and its consummation of the Transactions will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a Conflict under (i) any provision of the certificate of incorporation or bylaws of Sybase, or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sybase or any assets hereafter contributed by Sybase to the Surviving Corporation.

3.4. Governmental Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Sybase in connection with the execution and delivery of this Agreement and any Ancillary Agreements to which Sybase is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and the HSR Act, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Sybase Material Adverse Effect, and (iii) the filing of the Merger Agreement with the Secretary of State of the State of Delaware.

3.5. SEC Reports. Sybase has furnished to the Company and the Principal Shareholders prior to the date hereof (or the Company and the Principal Shareholders can obtain from the internet) copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K"), and its Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 1999, June 30, 1999, and September 30, 1999 (collectively with the Form 10-K referred to herein as the "SEC Documents"). Each of the SEC Documents did not as of the date thereof (or if amended or superseded by a filing after the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1999 no Sybase Material Adverse Effect has occurred.

3.6. Brokers' and Finders' Fees. Sybase has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.7. Issued Shares. The shares of Sybase Common Stock to be issued in the Merger, when issued, (i) will be duly authorized, validly issued, fully paid and nonassessable shares of Sybase Common Stock, (ii) will be free and clear of all Liens, restrictions, claims, other than restrictions under applicable securities laws and restrictions set forth in this Agreement and the Ancillary Agreements, and (iii) will not be subject to any preemptive rights or rights of first refusal or similar rights. The Sybase Common Stock to be issued upon exercise of Company Options and Company

Warranties assumed or converted under Section 1.2 of this Agreement will be issued in accordance with all material respects with applicable Federal and State securities laws applicable to Sybase.

3.8. Information Supplied. The information supplied (or to be supplied by) by Sybase for inclusion or incorporation by reference in the Solicitation Materials will not, at the time the information is supplied and, after giving effect to any supplement or amendment to the Solicitation Materials, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading; and Sybase shall promptly notify the other parties if any information it previously provided becomes false or misleading in any respect or if it becomes aware of any facts material to the preparation, distribution, and use of the Solicitation Materials and shall cooperate in the preparation and distribution of any supplement or amendment of the Solicitation Materials as a consequence of such information.

3.9. Representations Complete. Neither any of the representations or warranties made by the Sybase (as modified by the Sybase Disclosure Letter) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by Sybase pursuant to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.10. Reservation of Sybase Common Stock. Upon the Closing, Sybase shall authorize and reserve for issuance that number of shares of Sybase Common Stock (but not exceeding the Warrants and Vested Option Shares times the Merger Exchange Ratio) to be issued upon exercise of the Sybase Options and Sybase Warrants to be issued pursuant to Subsections 1.2.D.2.(b) and (c) of this Agreement.

                                   ARTICLE 4.
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1. Conduct of Business of the Company. Except to the extent that the Chief Executive Officer, Chief Financial Officer or General Counsel of Sybase shall otherwise consent in writing or by electronic mail, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article 8 or the Effective Time, the Company agrees, (and each Principal Shareholder agrees to use its reasonable best efforts to cause the Company and its subsidiaries), to carry on the business of the Company's and its subsidiaries' in the usual, regular and ordinary course in substantially the same manner as conducted prior to the Current Balance Sheet Date, to pay the debts and Taxes of the Company and its subsidiaries when due, to pay or perform all other obligations of the Company and its subsidiaries when due, and, to use its reasonable best efforts, consistent with their past business practices and policies, to preserve intact the Company's and each of its subsidiaries' present business organizations, keep available the services of the Company's and each of its subsidiaries' present officers and key employees, and preserve the Company's and each of its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's and each of its subsidiaries' goodwill and ongoing businesses at the Effective Time. Sybase shall use all reasonable efforts to respond to requests for consent pursuant to this Section within five
(5) days following delivery of the request. The Company shall promptly notify Sybase of any emergency or of any event or occurrence not in the Ordinary Course of the Company's Business and of any emergency or of any material event involving the Company or any of its subsidiaries. Except as expressly contemplated by this Agreement, without the prior written or email consent of Sybase, the Company shall not, and shall not permit any of its subsidiaries to:

      A. voluntarily incur any liability nor enter into any contract, commitment, or agreement, or transaction, whether matured or contingent, which could require the Company or any subsidiary to make any expenditure or to incur costs not in the Ordinary Course of the Company's Business, exceeding $100,000 individually or $250,000 in the aggregate;

      B. voluntarily enter into any commitment or transaction of the type described in Section 2.14 hereof nor, make any purchases, or enter into any Contract to purchase, any inventory, other than in the Ordinary Course of the Company's Business;

      C. except for the granting of non-exclusive licenses of object code relating to the licensing of the Company's products, which are being shipped on the date hereof, and which are entered into in the Ordinary Course of the Company's Business, (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or products or enter into any agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity, or (ii) enter into any agreement with respect to the development of any Intellectual Property with a third party;

      D. license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, except in the Ordinary Course of the Company's Business and for pricing consistent with the pricing offered to other customers prior to the date hereof;

      E. enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or Company Intellectual Property, except in the Ordinary Course of the Company's Business;

      F. amend or otherwise modify (or agree to do so), except in the Ordinary Course of the Company's Business, or violate the terms of, any of the Contracts set forth or described in the Company Disclosure Letter or any other material contract, agreement, or transaction of the Company or any of its subsidiaries;

      G.    commence or settle any litigation;

      H. declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or any capital stock of any of its subsidiaries, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock or the capital stock of any of its subsidiaries, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock or the capital stock (or options, warrants or other rights exercisable therefor) of any of its subsidiaries, except in accordance with the Company Option Plans prior to the close of business on the third (3rd) Business Day preceding the Closing Date;

      I. issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or capital stock of any of any of its subsidiaries or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for issuances prior to the close of business on the third (3rd) Business Day preceding the Closing Date of Company Common Stock upon the exercise of Company Options or exercise of Company Warrants and of Additional Employee Options;

      J. cause or permit any amendments to its certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries;

      K. acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets other than in the Ordinary Course of the Company's Business, which are material, individually or in the aggregate, to the Company's or any of its subsidiaries' business;

      L. sell, lease, license property (other than Intellectual Property) or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property and obsolete and worn out properties or assets disposed of in the Ordinary Course of the Company's Business;

      M. incur any indebtedness or guarantee, or issue or sell any debt securities or guarantee any debt securities of others;

      N. except for loans to attract prospective employees in the Ordinary Course of the Company's Business totaling not more than $250,000 in the aggregate and test account loans given in reasonable amounts in the Ordinary Course of the Company's Business, grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

      O. grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee except for employment termination payments to employees (other than officers of directors of the Company or its subsidiaries) in the Ordinary Course of the Company's Business and except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Company Disclosure Letter;

      P. adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except agreements to attract prospective employees or to retain existing employees (other than the officers or directors of the Company or its subsidiaries) and except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Company Disclosure Letter;

      Q. revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the Ordinary Course of the Company's Business;

      R. pay, discharge or satisfy, in an amount in excess of $100,000 in any one case, or $250,000 in the aggregate, any Liability (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of the Company's Business of Liabilities reflected or reserved against in the Current Balance Sheet;

      S. make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

      T. enter into any strategic alliance or joint marketing arrangement or agreement other than in the Ordinary Course of the Company's Business;

      U. take any action to accelerate the vesting schedule of any of the outstanding Company Options, Company Warrants or Company Capital Stock;

      V. hire, other than in the Ordinary Course of the Company's Business, terminate any employees other than for cause, or encourage any employees to resign from the Company;

      W. take, or agree in writing or otherwise to take, any of the actions described in any of the above subparts of this Section, or any other action that would prevent the Company or any of the Principal Shareholders from performing or cause the

            Company or any of the Principal Shareholders not to perform, their respective covenants hereunder; or

      X. take any action that would be reasonably likely to interfere with the offering of Sybase Common Stock in the Merger in accordance with Regulation D, Rule 506 of the Securities and Exchange Act or otherwise prohibit the transaction from being exempt from registration under Section 4(2) of the Securities Act.

4.2. No Solicitation. Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor the Principal Shareholders shall (nor shall the Company or the Principal Shareholders permit, as applicable, any of the Company's officers, directors, employees, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Sybase and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all, or any material part of the Company's or any of its subsidiaries' business, properties or technologies, or any material amount of the Company Capital Stock or capital stock of any subsidiary of the Company (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's or any of its subsidiaries' business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of the Company Capital Stock, any capital stock of any subsidiary of the Company or assets of either the Company or any of its subsidiaries, other than inventory in the Ordinary Course of the Company's Business, or (d) enter into any agreement with any person providing for the acquisition of the Company or any of its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise. In the event that the Company, any Principal Shareholder or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause
(a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company or such Principal Shareholder, as applicable, shall immediately notify Sybase thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Sybase may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Sybase shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Sybase may be entitled at law or in equity.

                                   ARTICLE 5.
                              ADDITIONAL AGREEMENTS

5.1. Company Shareholder Approval. The Company shall promptly submit this Agreement and the transactions contemplated hereby to its Company Shareholders for approval and adoption as provided by Delaware Law, and the certificate of incorporation and bylaws of the Company. The Company shall use its reasonable best efforts (which shall not include a requirement it provide any special monetary consideration to any Company Shareholder not provided by this Agreement or the Ancillary Agreements) to obtain the consent of its Company Shareholders sufficient to approve this Agreement, the Ancillary Agreements, the Merger, and the Transactions and to enable the Closing to occur as promptly as practicable. The Solicitation Materials to be submitted to the Company Shareholders in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to review and approval by Sybase and shall include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement by an affirmative by each director attending the Company's duly convened and conducted Board of Directors meeting or by a written consent of each director not attending such meeting. The Company shall promptly submit for approval by the Company Shareholders by the requisite vote any payments of cash or stock contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G.

5.2. Access to Information. The Company shall afford Sybase and its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the Company's and each of its subsidiaries' properties, books, contracts, commitments and records, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company or any of its subsidiaries as Sybase may reasonably request, and (iii) all employees of the Company or any of its subsidiaries as identified by Sybase. The Company agrees to provide to Sybase and its accountants, counsel and other representative's copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger and Transactions in accordance with the terms and provisions hereof.

5.3. Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement between the Company and Sybase.

5.4. Expenses. If the Closing does not occur, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party hereto in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby or thereby, shall be the obligation of the respective party incurring such fees and expenses. If the Closing does occur, all Third Party Expenses of the Company, Sybase, Merger Sub, and the Surviving Corporation shall be paid by the Surviving Corporation.

5.5. Public Disclosure. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Sybase's obligation to comply with applicable securities laws.

5.6. Consents. The Company and Sybase shall each use commercially reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts to which the Company or any of its subsidiaries is a party deemed appropriate or necessary by any party in connection with the Merger, including all consents, waivers and approvals set forth in the Company Disclosure Letter and/or the Sybase Disclosure Letter, so as to preserve all rights of, and benefits to, the Company or any of its subsidiaries thereunder from and after the Effective Time.

5.7. Deleted.

5.8. Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Sybase shall not be required to agree to any divestiture by Sybase or the Company or any of Sybase's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Sybase or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. As soon as may be reasonably practicable, each of the Company and Sybase shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the DOJ the Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Sybase each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

5.9. Notification of Certain Matters. The Company or any of the Principal Shareholders, as the case may be, shall give prompt notice to Sybase, and Sybase shall give prompt notice to the Company, of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of that is likely to cause any representation or warranty of the Company or any Principal Shareholder, respectively and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company or any Principal Shareholder, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. However, no disclosure by the Company or the Principal Shareholders pursuant to this Section shall be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

5.10. Additional Documents and Further Assurances. Each party hereto, shall execute the Ancillary Agreements to which it is as a party and, at the request of another party hereto, shall execute and deliver such other agreements and instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the Transactions contemplated hereby.

5.11. Closing Date Balance Sheet. The Company shall prepare and deliver, at least three (3) Business Days prior to the Closing Date, an estimated balance sheet of the Company, dated as of the Closing Date, that has been prepared in accordance with GAAP (except that such balance sheet need not contain the footnotes required by GAAP) consistently applied on a basis consistent with the most recent regularly prepared financial statements of the Company, and that presents fairly the financial condition of the Company and its subsidiaries as of the Closing Date.

5.12. Vested Option Exercises. The Company may allow option holders to exercise vested options to purchase Company Common Stock only pursuant to and in accordance with the terms of the applicable Company Option Plan; provided, however, that it is understood and agreed that the Company shall not allow any option exercises (whether pursuant to promissory notes or otherwise) to take place unless the option holder at issue shall have elected to exercise such options and shall have completed and returned to the Company all paperwork necessary for such exercise no later than one week prior to the Closing Date.

                                   ARTICLE 6.
                              CONDITIONS PRECEDENT

6.1. Conditions to Obligations of Each Party. The respective obligations of the Company, the Principal Shareholders, and Sybase to effect the Merger and the Transactions at the Effective Time shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

      A. No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and which has the effect of making the Merger or such Transactions illegal or otherwise prohibiting consummation of the Merger or such Transactions. All waiting periods under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

      B. No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or such Transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

      C. Securities Issuance. All filings, approvals, and consent of any applicable Governmental Entity with respect to the issuance of Sybase Common Stock to Company Shareholders in the Merger (including, if applicable, a "fairness hearing" in the State of California) shall have been made and obtained, and any applicable waiting period with respect thereto has lapsed, other than filings required to be made after the Closing with respect to the Merger under applicable federal and state securities laws.

      D. Appraisal Rights. The time period for assertion by the Company Shareholders of any appraisal rights they may have under Delaware Law has lapsed and provision has been made for payment from the Escrow Fund, concurrently with the Merger, of the consideration owing with respect to any Dissenting Shares.

      E. Surviving Corporation Board of Directors. The seven member Board of Directors of the Surviving Corporation shall have been appointed in accordance with this Agreement.

      F. Formation of Merger Sub. Merger Sub shall be validly domiciled in the State of Delaware.

6.2. Conditions to the Obligations of Sybase. The obligation of Sybase to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Sybase:

      A. Representations and Warranties. The representations and warranties of the Company in this Agreement and the representations by the Principal Shareholders pursuant to Section 7.4 of this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) shall be true and correct on the date they were made and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except where any inaccuracies or breaches in any such representations and warranties has not, individually or in the aggregate, had and are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company.

      B. Covenants. The Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

      C. Governmental Approval. Approvals from any Governmental Authority reasonably deemed appropriate or necessary by Sybase for the consummation of the Merger and the Transactions by the Company and the Company Shareholders shall have been timely obtained.

      D. Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Sybase, the Company, any subsidiary of the Company or Sybase, or their respective properties or any of their respective officers or directors, arising out of, or in any way connected with this Agreement, the Ancillary Agreements, the Merger or the Transactions contemplated by this Agreement and the Ancillary Agreements.

      E. Termination of Agreements. The Company shall have terminated or modified each of those agreements in Section 6.2.E of the Company Disclosure Letter in the manner identified in said Section.

      F. Release of Liens. Sybase shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Sybase, that are necessary or appropriate to evidence the release of all Liens set forth in
Schedule 2.12. to this Agreement or otherwise encumbering the assets of the Company, other than the Permitted Liens.

      G. Resignation of Directors. Sybase shall have received a written resignation from each of the directors of the Company, or any of its subsidiaries effective as of the Effective Time.

      H. Legal Opinion. Sybase shall have received a legal opinion from Hemenway & Barnes, legal counsel to the Company as to the matters described on attached Exhibit A, subject to assumptions and qualifications customary for such opinions or otherwise reasonably acceptable to Sybase.

      I. No Material Adverse Change. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Material Adverse Effect on the Company since the date of this Agreement.

      J. Management Employment Agreements. Each of the Key Employees shall have duly executed and delivered concurrently herewith a Management Employment Agreement in form acceptable to Sybase and the Key Employee thereto and all of such Management Employment Agreements shall be in full force and effect and assumed by the Surviving Corporation as of the Closing. Each of the Key Employees shall have executed and delivered to the Surviving Corporation a Management Employment Agreement acceptable to Sybase and the Key Employee thereto, and all of such Management Employment Agreements shall be in full force and effect and assumed by the Surviving Corporation as of the Closing.

      K. Company Shareholder Approval. The Company Shareholders holding (i) more than fifty percent (50%) of the Company Capital Stock (assuming a 1 for 1 conversion of Company Preferred Stock to Company Common Stock), and (ii) a sufficient number of shares of Company Capital Stock as required under the Company's Certificate of Incorporation and Delaware Law, shall have approved this Agreement, the Merger and the Transactions contemplated hereby and thereby and the Company shall be duly authorized to consummate the Merger upon satisfaction of the conditions specified in Section 6.3. The Company Shareholders shall have approved by the requisite vote any payments of cash or stock contemplated by this Agreement that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section 280G.

      L. Certificate of the Company and the Principal Shareholders. Sybase shall have received a certificate, validly executed by the Chief Executive Officer of the Company, in such capacity, to the effect that, as of the Closing:

            1. all representations and warranties made by the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except where any inaccuracies or breaches in any such representations and warranties has not, individually or in the aggregate, had and are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

            2. all covenants and obligations under this Agreement to be performed by the Company or the Principal Shareholders on or before the Closing have been so performed in all material respects;

            3. the conditions to the obligations of Sybase set forth in this
Section 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            4. Such other matters as Sybase or its counsel may reasonably request.

      M. Certificate of Secretary of Company. Sybase shall have received a certificate, validly executed by the Secretary of the Company, certifying as to
(i) the terms and effectiveness the
certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company and the Company Shareholders approving this Agreement and the consummation of the transactions contemplated hereby, and (iii) such other matters as Sybase or its counsel shall reasonably request.

      N. Certificate of Good Standing. Sybase shall have received certificates of good standing from (i) the Secretary of State of the State of Delaware, and
(ii) the taxing authority of the State of Delaware, each dated within a reasonable period prior to the Closing.

      O. Third Party Consents. All consents, waivers, approvals, and assignments listed as "Required Consents" in Schedule 6.2.O to this Agreement, shall have been obtained from the third party listed in said schedule or such terms as the Company and Sybase shall approve, which approval shall not be unreasonably withheld or delayed.

      P. Private Placement. Each holder of Company Capital Stock, who is not an accredited investor pursuant to Section (a) of Regulation D, Rule 501, is and has been represented at all pertinent times, by a duly authorized Purchaser Representative, within the meaning of Section (h) of Regulation D, Rule 501 of the Securities Act, for the purposes of subpart (b)(2)(i) of Regulation D, Rule 506 of the Securities Act, the number of "purchasers" of Sybase Common Stock in the Merger will not exceed thirty-five (35), and, the offering of Sybase Common Stock in the Merger will be exempt from registration under Regulation D, Rule 506 of the Securities Act.

      Q. Affiliate Agreements. Each recipient of Sybase Common Stock or any warrant or option convertible into Sybase Common Stock upon the exercise thereof shall have duly executed and delivered an Affiliate Agreement to Sybase.

6.3. Conditions to Obligations of the Company and the Principal Shareholders. The obligations of the Company and each of the Principal Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

      A. Representations & Warranties. The representations and warranties of Sybase in this Agreement (other than the representations and warranties of Sybase as of a specified date, which will be true and correct as of such date) shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except where any inaccuracies or breaches in any such representations and warranties have not, individually or in the aggregate, had and are not, individually or in the aggregate, reasonably likely to have a Sybase Material Adverse Effect.

      B. Covenants. Sybase and Merger Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement and the Ancillary Agreements required to be performed and complied with by it immediately prior to and for the Closing.

      C. Certificate of Sybase. Company shall have received a certificate executed on behalf of Sybase by an executive officer of Sybase to the effect that, as of the Closing:

            1. all representations and warranties made by Sybase in this Agreement (other than the representations and warranties of Sybase as of a specified date, which will be true and correct as of such date) are true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such time, except where any inaccuracies or breaches in any such representations and warranties has not, individually or in the aggregate, had and are not, individually or in the aggregate, reasonably likely to have a Sybase Material Adverse Effect; and

            2. all covenants and obligations under this Agreement to be performed by Sybase on or before the Closing have been so performed in all material respects.

            3. Such other matters as Sybase or its counsel may reasonably request.

      D. Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati as to the matters described in Exhibit B, subject to the assumptions and qualification customary for such opinions or otherwise acceptable to the Company.

      E. No Material Adverse Change. There shall not have occurred any Sybase Material Adverse Effect since September 30, 1999.

                                   ARTICLE 7.
                       OF REPRESENTATIONS AND WARRANTIES;
                              INDEMNITY, AND ESCROW

7.1. Survival of Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate on the first anniversary of the Closing Date (the "Escrow Termination Date"). The representations and warranties of Sybase contained in Article 3, and the obligations of Sybase under Articles 1 and 7 of this Agreement shall terminate on the first anniversary of the Closing Date (other than obligations under this Article 7 that continue thereafter), and all other representations, warranties, covenants and obligations of Sybase under this Agreement (other than those which by their terms survive the Closing Date) shall terminate at the Closing and no claim or action may be brought against Sybase thereunder after the Closing.

7.2. Indemnification. The Company Shareholders upon, and in consideration of its receipt of Sybase Common Stock in, the Merger, jointly and severally as to clauses (i) and (ii) below but only severally as to clause (iii) below, agree, to indemnify and hold harmless Sybase, Surviving Corporation, and each of their respective officers, directors, shareholders, subsidiaries, affiliates, successors, and assigns (the "Sybase Indemnified Parties"), from and against all Losses and Liabilities, together with reasonable attorneys' fees and expenses of investigation and defense incurred in connection with any efforts to collect such Losses and Liabilities hereunder, net of any insurance recoveries or payments from third parties relating to such Loss or Liability, resulting from, relating to or constituting:

      (i) any misrepresentation, breach, or inaccuracy of a representation or warranty of the Company contained in this Agreement,

      (ii) any failure by the Company to perform or comply with any of its covenants under any Transaction Document to be performed prior to the Closing,

      (iii) the failure of the Company Shareholder to have good, valid and marketable title to the Company Capital Stock surrendered by it in the Merger, the failure of any Company Shareholder to surrender any share of Company Capital Stock in the Merger as required pursuant to this Agreement provided that only the Company Shareholder in violation of this clause (iii) shall be liable under this clause
            (iii); and/or

      (iv) any other claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (a) ownership or rights to ownership of any shares of the Company Capital Stock, (b) any rights of a shareholder (other than the right to receive the Sybase Common Stock pursuant to this Agreement in the Merger or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (c) any rights under the Certificate of Incorporation or Bylaws of the Company; or (d) any claim that his/her/its capital stock in the Company was wrongfully purchased by the Surviving Corporation or Sybase pursuant to this Agreement.

Notwithstanding anything to the contrary in this Article or elsewhere in this Agreement, (A) the maximum amount the Sybase Indemnified Parties may recover from the Company Shareholders pursuant to Sections 7.2(i), (ii) and (iv) of this Agreement, and the sole and exclusive source of recovery for the obligations of said Company Shareholders pursuant to said Sections 7.2(i), (ii) and (iv) with respect to this Agreement, shall be limited to the Escrow Fund described in
Section 7.3; (B) the Company Shareholders shall not have any right of contribution from Sybase, the Company, or the Surviving Corporation with respect to any Loss or Liability claimed by an Sybase Indemnified Party pursuant to this
Section 7.2 after the Effective Time; and (C) nothing set forth in this Section
7.2 or in Section 7.3 will limit the liability of the Principal Shareholders under Section 7.4.

7.3. Escrow Arrangements.

      A. Escrow Fund. Within three days after the Closing, without any act of the Company Shareholders, the Escrowed Cash (including without limitation all Shareholder's Escrowed Cash for all Company Shareholders), Escrowed Shares (including without limitation all Shareholder's Escrowed Shares for all Company Shareholders), and any other Aggregate Merger Consideration to be deemed to be and shall be placed into an "Escrow Fund" on account of the rights associated with Dissenting Shares pursuant to Section 1.2.D(2)(d), above, shall be deposited with Escrow Agent into, and shall constitute, an Escrow Fund to compensate the Sybase Indemnified Parties, or any of them, for any sums due the Sybase Indemnified Parties pursuant to Section 7.2.

      B. Appointment of Escrow Agent. The Company, Sybase, the Principal Shareholders, the Surviving Corporation and the Shareholder Representative each hereby appoints the Escrow Agent as the escrow agent under this Agreement. By execution of this Agreement and/or a separate escrow agreement, the Escrow Agent hereby accepts this appointment. The terms of the escrow shall be those set forth in the agreement executed by the Escrow Agent.

      C. Terms of Escrow. The Escrow Fund and the Escrow Agent will be governed by the terms set forth herein and in any escrow agreement executed to implement the terms of this Section 7.3 by the appointed escrow agent, Sybase and the Company prior to the Effective Time, provided the terms thereof are not materially inconsistent with the terms of this Article 7. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

      D. Consent of Company Shareholders. The Principal Shareholders and the other Company Shareholders will be deemed, by virtue of their approval of the Merger and, in the case of the Principal Shareholders, their execution of this Agreement, to have consented to: (i) the obligations of the Company Shareholders under Section 7.2, (ii) the establishment of the Escrow Fund to secure such obligations, (iii) the appointment of the Shareholder Representative as their representative for purposes of their obligations hereunder and as attorney-in-fact and agents for and on behalf of each of them, (iv) the taking by the Shareholder Representative of any and all action(s) and the making of any and all decision(s) required or permitted to be taken or made by them under this Escrow Agreement, and (v) all of the other terms, conditions and limitation to be binding upon them pursuant to the terms of this Article 7.

      E. Escrow Period; Distribution upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., PST, on the date that is the Escrow Termination Date (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any of the Escrow Fund which, in the reasonable judgment of Sybase, subject to the objection of the Company Shareholder Representative and the subsequent arbitration of the matter in the manner provided in Section 7.3.E(8) hereof, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent on or before the tenth (10th) calendar day following the Escrow Termination Date. As soon as each such claim has been resolved, the Escrow Agent shall deliver to the Company Shareholders the remaining cash and Escrow Shares in the Escrow Fund, if any, that are not required to satisfy the remaining claims (the "Remaining Escrow Funds"). The Remaining Escrow Fund shall be delivered to the Company Shareholders in proportion to their respective Pro Rata Portions of the Escrow Fund. The distribution of each Company Shareholder's Pro Rata Portion of the Remaining Escrow Fund that is Sybase Common Stock shall be made by delivery of a stock certificate issued in the name of the

Company Shareholder or in such other name as the Company Shareholder shall notify the Escrow Holder in writing at least thirty (30) days prior to the Escrow Termination Date.

            1. Escrow Procedures of Escrow Fund. The Escrow Fund shall be held in the name of the Escrow Agent. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Sybase and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof. The Escrow Agent shall acknowledge in writing the receipt of any shares of Sybase Common Stock or other property placed in the Escrow Fund, shall provide at least ten (10) Business Days prior written notice to the Shareholder Representative and to Sybase prior to any disbursement of the Escrow Fund, or any portion thereof or interest therein, to any person.

            2. Value of Shares In Escrow Fund. Each share of Sybase Common Stock or other security in the Escrow Fund, which is publicly traded on a nationally recognized exchange or NASDAQ, shall be valued at the average of the midpoint between the closing bid and ask prices for each of such share on each of the five consecutive trading days ending on the third trading day immediately prior to the date the payment is to be made on account of such claim by the Escrow Holder. Any other securities or non-cash property in the Escrow Fund shall be valued at its fair market value in an arms-length transaction, as determined by the written agreement of the Shareholder Representative and Sybase, which agreement shall not be unreasonably withheld or delayed.

            3. Dividends, Splits, etc. Any securities or other property distributed in respect of or in exchange for any of the securities in the Escrow Fund, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the Escrow Agent, or its nominee, and shall be delivered to the Escrow Agent, who shall hold such securities and property in the Escrow Fund. Such securities shall be added to and become part of the Escrow Fund for the purposes hereof and shall be disbursed to the party entitled thereto in accordance with this Section 7.3.

            4. Claims for Indemnification Against the Escrow Fund. Upon receipt by the Escrow Agent at any time on or before the tenth (10th) day following the last day of the Escrow Period of an Officer's Certificate (as defined below) and, subject to the provisions of this Section, the Escrow Agent shall deliver to Sybase out of the Escrow Fund, as promptly as practicable, Escrowed Cash or the Escrowed Shares of Sybase Common Stock having a value (as provided above) equal to the Losses and Liabilities specified in the Officer's Certificate; provided, however that no partial shares shall be distributed and the amount of shares to be distributed shall be rounded up to the nearest number of shares, if no further Escrowed Cash is held in the Escrow Fund and the amount of Loss or Liability to be reimbursed is less than one-half of the value of one share, and shall be rounded down to the next lower number of shares, if the amount of the Loss or Liability to be reimbursed is at least one-half of the value of one share (as determined above). Notwithstanding the foregoing, Sybase may not receive any Escrowed Shares or Escrowed Cash from the Escrow Fund, unless and until one or more Officer's Certificates identifying Losses and/or Liabilities in excess of the Basket Amount has or have been delivered to the Escrow Agent as provided above, in which case Sybase shall be entitled to recover all sums payable under Section 7.2 with respect to such Losses or Liabilities, including, without limitation, the Basket Amount. Escrowed Cash and Escrowed Shares shall be applied to Losses and Liabilities as permitted under this Agreement as follows: The Escrowed Cash shall be first applied and, only when Escrowed Cash is reduced to zero shall Escrowed Stock be applied to the Losses and Liabilities as permitted under this Agreement.

            5. Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered by certified mail to the Company Shareholder Representative by Sybase, and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Sybase from the Escrow Fund pursuant to this Section 7.3 for a period of thirty (30) days. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery from the Escrow Fund in accordance with Section 7.3.F(4) hereof; provided, however, that no such delivery may be made if the Company Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period (a "Notice of Objection").

            6. Voting Shares. The Shareholder Representative shall have the right, in his/her sole discretion, on behalf of the Company Shareholders, to direct the Escrow Agent in writing to exercise the voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such instructions In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Shareholder Representative shall have no obligation to solicit consents or proxies form the Company Shareholders for the purposes of any vote.

            7. Transferability. The respective interests of the Company Shareholders in the Escrow Shares, or any portion thereof or interests therein, shall not be assignable or otherwise transferable, and any such attempted assignment or transfer shall be void.

            8. Resolution of Conflicts; Arbitration.

                  (a) In case the Company Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate within thirty (30) days after delivery of such Officer's Certificate or if the Shareholder Representative and Sybase are unable to agree upon the value of property in the Escrow Fund (other than publicly traded securities) within ten
(10) days following the demand by either party upon the other for an agreement, then the Company Shareholder Representative and Sybase shall attempt in good faith to resolve such dispute. If the Company Shareholder Representative and Sybase should so agree, a memorandum setting forth such agreement shall be prepared and signed by Sybase and the Company Shareholder Representative and furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and to make distributions from the Escrow Fund in accordance with the terms thereof.

                  (b) If no such agreement can be reached after good faith negotiation, either Sybase or the Company Shareholder Representative may demand arbitration of the matter, unless the amount is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Sybase and the Company Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Sybase and the Company Shareholder Representative cannot mutually agree on one arbitrator, Sybase and the Company Shareholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions, which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                  (c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in the State of California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

            9. Third Party Claims. In the event Sybase becomes aware of a third-party claim that Sybase reasonably believes may result in a demand against the Escrow Fund, Sybase shall notify the Company Shareholder Representative of such claim, and the Company Shareholder Representative shall be entitled on behalf of the Company Shareholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Sybase shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Company Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount recoverable by the Sybase Indemnified Party with respect to such matter. In the event that the Company Shareholder Representative has consented to any such settlement, the Company Shareholders shall have no power or authority to object under any provision of this Article 7 to the amount of any claim by Sybase against the Escrow Fund with respect to such settlement. In the event an all cash settlement offer is made by a third party, but refused by Sybase, the amount of such offer shall constitute the maximum amount of such Sybase claim against the Escrow Fund that would have been released had the settlement been accepted by Sybase.

      F. Escrow Agent

            1. Duties.

                  (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions that the Escrow Agent may receive after the date of this Agreement that are signed by an officer of Sybase and the Company Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                  (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing, delivering, or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (e) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Fund and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Fund, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and that the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (g) Sybase, on the one hand, and the Company Shareholders, on the other hand shall jointly and severally agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent. If Sybase or any Company Shareholder should become liable to the Escrow Agent pursuant to the foregoing, the Company Shareholders and Sybase agree that, to provide for just and equitable contribution to their joint liability, Sybase shall bear 50% of such liability, and each of the Company Shareholders, jointly and severally, shall bear the remaining 50% of such liability, and further to provide for just and equitable contribution of the Company Shareholder's joint liability for such 50% share, each such Company Shareholder shall contribute, vis-a-vis the other Company Shareholders, its Prorata Portion of such 50% share.

                  (h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Sybase and the Company Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: Sybase and the Company Shareholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Delaware and which is a national bank with no then current lending or banking relationship with Sybase or any of its officers, directors or Affiliates. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            2. Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid fifty percent (50%) by Sybase and fifty percent (50%) from the Escrowed Cash (before said cash is actually placed in the Escrow Fund), except as ordered by the arbitrators under Section 7.3.E.(8) hereof, in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

            3. Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

            4. Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

      G. Company Shareholder Representative.

            1. Appointment. Each of the Company Shareholders hereby appoints the Company Shareholder Representative, as its agent and attorney-in-fact, and the Company Shareholder Representative for and on behalf of the Company Shareholders, to give and receive notices and communications, to authorize disbursements to Sybase from the Escrow Fund in satisfaction of claims by Sybase, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Company Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of the Transaction Documents. With the written consent of holder of at least two thirds of the right, title and interest in the Escrow Fund, such agency may be changed by the Company Shareholders from time to time upon not less than thirty (30) days prior written notice to Sybase; provided, however, that the Company Shareholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to the identity of the substituted agent. Any vacancy in the position of Company Shareholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the

Company Shareholder Representative, and subject to Section 7.3.E(8), the Company Shareholder Representative shall not receive compensation for its services. Notices or communications to or from the Company Shareholder Representative shall constitute notice to or from the Company Shareholders.

            2. Limitation on Liability. The Company Shareholder Representative shall not be liable for any act done or omitted hereunder as the Company Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Company Shareholders on whose behalf the Escrow Fund was contributed to the Escrow Fund shall indemnify the Company Shareholder Representative and hold the Company Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Company Shareholder Representative and arising out of or in connection with the acceptance or administration of the Company Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Company Shareholder Representative. After all sums payable under Section 7.2 with respect to the Losses and Liabilities identified in Officer's Certificates delivered to the Escrow Agent and the Company Shareholder Representative prior to the Escrow Termination Date have been satisfied, or reserved against, the Company Shareholder Representative, with the consent of the majority in interest in the Escrow Fund, may recover from the Escrow Fund at the end of the Escrow Period payments not yet paid for any expenses incurred in connection with the Company Shareholder Representative's representation hereby.

            3. Binding Effect of Actions. A decision, act, consent or instruction of the Company Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Sections 8.3 and/or 8.4 hereof, shall constitute a decision of the Company Shareholders and shall be final, binding and conclusive upon the Company Shareholders; and the Escrow Agent and Sybase may rely upon any such decision, act, consent or instruction of the Company Shareholder Representative as being the decision, act, consent or instruction of the Company Shareholders. The Escrow Agent and Sybase are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent, or instruction of the Company Shareholder Representative.

            4. Fees. Subject to Sybase's prior claims for indemnification against the Escrow Fund, the Company Shareholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any disbursement of Sybase Common Stock from the Escrow Fund to the Company Shareholders.

7.4. Additional Representation and Indemnification by Principal Shareholders. Subject to the limitations set forth below, each of the Principal Shareholders hereby warrant and represent to Sybase that the representations by or on behalf of the Company set forth in Article 2 of this Agreement, and any information provided by said Principal Shareholder concerning said Principal Shareholder for inclusion in the Solicitation Materials (after giving effect to any supplement or amendment to such Solicitation Materials concerning such matters requested by the Principal Shareholder in writing), do not contain, and as of the Effective Time will not contain, any untrue statement of a material fact, nor omit (nor as of the Effective Time will omit), to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which made, not misleading. As the sole exclusive remedy for a breach of the foregoing representation and warranty, each of the Principal Shareholders by execution of this Agreement, jointly and severally, agree to indemnify and hold harmless each of the Sybase Indemnified Parties from and against all Losses and Liabilities, together with reasonable attorneys' fees and expenses of investigation and defense incurred in connection with any efforts to collect such Losses and Liabilities hereunder (net of any insurance recoveries, the Escrow Fund, and payments from third parties received by Sybase to compensate for such Losses or Liabilities), resulting from or in connection with any breach of the foregoing representation and warranty; provided such breach by the Principal Shareholders was "material" and was made with "scienter" as such terms are defined for purposes of Rule 10b-5 of the Securities Exchange Act, such that a Principal Shareholder would liable therefore under said Rule 10b-5, if such breach had been made in connection with a purchase and sale of Company or Surviving Corporation securities to Sybase. The foregoing representation and the right to indemnification for any inaccuracy thereof shall terminate on the Escrow Termination Date, provided, however, that the such date will be extended for the purposes of this Section, with respect to any claim specified in any officer's certificate describing such claim delivered to the Principal Shareholders on or before the tenth (10th) calendar day following the Escrow Termination Date. In no event shall the Principal Shareholders have any right of contribution from the Company, Sybase or the Surviving Corporation with respect to any Loss or Liability claimed by a Sybase Indemnified Party pursuant to this Section.

7.5. Indemnification By Sybase. Sybase shall indemnify and hold the Company Shareholder (the "Company Indemnified Parties"), harmless against all Losses and Liabilities, together with reasonable attorneys' fees and expenses of investigation and defense incurred in connection with any efforts to collect such Losses and Liabilities hereunder, but net of any insurance payments or recoveries previously received from third party insurers relating to such Loss or Liability, incurred or suffered by the Company Indemnified Parties, or any of them, to the extent resulting from, relating to, or constituting: (i) any breach or inaccuracy of a representation or warranty of Sybase contained in this Agreement or any Ancillary Agreement, or (ii) any failure by Sybase to perform or comply with any covenant binding upon Sybase under the terms of this Agreement.

                                   ARTICLE 8.
                        TERMINATION, AMENDMENT AND WAIVER

      8.1. Termination. Except as provided in Section 8.2 hereof, the Transaction Documents may be terminated and the Merger abandoned at any time prior to the Closing:

      A. by mutual agreement of the Company, the Principal Shareholders and Sybase;

      B. by Sybase or the Company if the Closing Date shall not have occurred on or before February 29, 2000; provided, however, that the right to terminate this Agreement under this Section shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger and the other Transaction to be consummated concurrently therewith on or before the Effective Time to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

      C. by Sybase, or the Company, if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger or the Transactions to be consummated concurrently with the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

      D. by Sybase, if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger or the Transaction to be consummated concurrently therewith by any Governmental Entity, which would: (i) prohibit Sybase's ownership of any portion of Surviving Corporation's Capital Stock, or (ii) compel Sybase to dispose of or hold separate all or a material portion of the Surviving Corporation Capital Stock or any other stock, business or assets of Sybase or any of its subsidiaries, as a result of the Merger;

      E. by Sybase, if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or the Company Shareholders contained in this Agreement or any Ancillary Agreement, such that the conditions set forth in
Section 6.2 would not be satisfied, and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

      F. by the Company, if neither the Company nor the Company Shareholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Agreement, such that the conditions set forth in Section 6.3 would not be satisfied, and such breach has not been cured within ten (10) calendar days after written notice thereof to Sybase; provided, however, that no cure period shall be provided for a breach which by its nature cannot be cured.

8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, or their respective officers, directors or shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Article 7 hereof shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article.

8.3. Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto prior to the Closing Date or after the Closing Date by Sybase and the Company Shareholder Representative. For purposes of this Section, the Company Shareholders agree that any amendment of this Agreement signed by the Company Shareholder Representative shall be binding upon and effective against the Company Shareholders whether or not they have signed such amendment.

8.4. Extension; Waiver. At any time prior to the Closing, Sybase, on the one hand, and the Company and the Company Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section, the Company Shareholders agree that any extension or waiver signed by the Company Shareholder Representative shall be binding upon and effective against all Company Shareholders whether or not they have signed such extension or waiver.

                                   ARTICLE 9.
                               GENERAL PROVISIONS

9.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

      A. if to Sybase, to:

                  Sybase, Inc.
                  6475 Christie Avenue
                  Emeryville, California  94603
                  Attention: General Counsel
                  Telephone No.: 510-922-3500
                  Facsimile No.: 510-922-4558

         with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention: Debra Summers Esq.
                  Telephone No.: (650) 493-9300
                  Facsimile No.: (650) 493-6811

         B. if to the Company, to:

                  Home Financial Network, Inc.
                  55 Greens Farms Road
                  Westport, Connecticut  06880
                  Attention:  Chief Executive Officer
                  Telephone No.: 203-341-7400
                  Facsimile No.: 203-341-7442

         with a copy to:

                  Hemenway & Barnes
                  60 State Street
                  Boston, MA  02109-1899
                  Attn:  Frederic J. Marx, Esq.
                  Telephone No.: 617-227-7940
                  Facsimile No.: 617-227-0781

         C. if to the Principal Shareholders, to:

                  Daniel M. Schley
                  4 Devon Road
                  Westport Connecticut  06880
                  Telephone No.: 203-254-7375
                  Facsimile No.: 203-341-7442

                  And

                  Eric Jacobsen
                  4764 Sage Brush Road
                  Park City, Utah  84098
                  Telephone No.: 435-658-3765
                  Facsimile No.: 801-765-0763

         With copy in each case to:

                  Hemenway & Barnes
                  60 State Street
                  Boston, MA  02109-1899
                  Attn:  Frederic J. Marx, Esq.
                  Telephone No.: 617-227-7940
                  Facsimile No.: 617-227-0781

      D. if to Company Shareholder Representative:

                  Daniel M. Schley
                  4 Devon Road
                  Westport Connecticut  06880
                  Telephone No.: 203-254-7375
                  Facsimile No.: 203-341-7442

         With copy to:

                  Hemenway & Barnes
                  60 State Street
                  Boston, MA  02109-1899
                  Attn:  Frederic J. Marx, Esq.
                  Telephone No.: 617-227-7940
                  Facsimile No.: 617-227-0781

9.2. Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4. Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Company Disclosure Letter, the Sybase Disclosure Letter, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Sybase may assign its rights and delegate its obligations hereunder to its affiliates as long as Sybase remains ultimately liable for all of Sybase's obligations hereunder.

9.5. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

9.8. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.9. Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to the Surviving Corporation with full right, title and possession to the assets, property, rights, privileges, powers and franchises of the Company, then the officers and directors of Sybase and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such action as may be lawful and necessary.

9.10. Survival of Sybase Representations. The representations and warranties of Sybase set forth in Article 3 of this Agreement, shall terminate as of the first anniversary of the Closing Date and thereupon shall be of no further force and effect and neither the Company, the Surviving Corporation, nor any Company Shareholder shall have any cause of action based thereon (all such actions being hereby waived).

                                   ARTICLE 10.
                                   DEFINITIONS

10.1. Definitions. As used in this Agreement the following terms shall have the following meanings:

      Actual Cash Percentage means the aggregate cash to be paid under Subclause 1.2.D.2.(a)(i)(2) divided by the product derived by multiplying the number of shares of Sybase Common Stock to be issued under Subclause 1.2.D(2)(a)(i)(1) by the Sybase Tax Value, in all cases prior to any reduction for shares of Sybase Common Stock and cash to be set aside into the Escrow Fund.

      Additional Employee Options means options for up to not more than 125,000 shares of the Company's Common Stock per month, averaged over period commencing on the date hereof and ending on the Closing Date, at an exercise price of not less than the fair market value of such options on the date of the grant.

      Affiliate means, with respect to any person or entity, any officer, director, shareholder, or other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

      Affiliate Agreements are those agreements to be signed by each Company Shareholder receiving Sybase Common Stock in connection with the Merger or upon exercise of any Sybase warrant or option issue in connection with the Merger substantially in the form of attached Exhibit H.

      Aggregate Merger Consideration is defined in Section 1.2.D.(1).

      Ancillary Agreements are the Voting Agreements, the Certificate of Merger, the Shareholder Agreement, the Management Employment Agreements, and the Affiliate Agreements.

      Basket Amount means Two Hundred Fifty Thousand Dollars ($250,000).

      Blue Sky Law means the Legal Requirements relating to registration and qualification of securities under the applicable securities laws of the states of the United States.

      Business Day is any day federally chartered banks are allowed to open for business in New York City, New York.

      Cash Value Per Share is 19.25% of the Company Share Value.

      Certificate of Merger means a certificate of merger complying with the requirements of Delaware Law concerning mergers of corporation incorporated in Delaware.

      Closing is the consummation of all actions and the execution, delivery, and filing of all documents to be performed, executed, delivered and filed on or before the Effective Time under the terms of this Agreement or an Ancillary Agreement.

      Closing Date means the date upon which the Merger is effective.

      COBRA shall mean Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

      Code is defined in Recital B.2.

      Company Authorization is defined in Section 2.16.

      Company Capital Stock means the Company Common Stock, the Company Preferred Stock, the Company Options, and the Company Warrants.

      Company Common Stock means the shares of the common stock of the Company, which are validly issued and outstanding on the relevant date.

      Company Disclosure Letter is defined in the preamble of Article 2.

      Company Employee Plan shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfounded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA that is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

      Company Intellectual Property shall mean any and all Intellectual Property and Intellectual Property Rights (including, without limitation, the Company Registered Intellectual Property Rights) that are owned (in whole or in part) by or exclusively licensed to the Company or any of its Subsidiaries.

      Company Option Plans are those plans described on attached Section 2.3.B(i) of the Company Disclosure Letter.

      Company Options means the outstanding options (without regard to vesting) to purchase Company Common Stock, which are validly issued and outstanding at the Effective Time and granted under the Company Option Plans.

      Company Option Shares means the aggregate amount of shares of Company Common Stock or Company Preferred Stock (assuming for this purpose that one share of Company Common Stock is equivalent to one share of any class of Company Preferred Stock) that would be issuable if all Company Option outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time actually been exercised at such time (without regard to whether such Options are then vested or exercisable).

      Company Option Shares Per Option means, for any particular Company Option, the number of shares of Company Common Stock that would be issuable if said Company Option is fully exercised.

      Company Outstanding Stock shall mean the number of shares of Company Common Stock and Company Preferred Stock outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time, considering for this purpose that one share of Company Preferred Stock is equivalent to one share of Company Common Stock.

      Company Preferred Stock means the Company Series A Preferred Stock, the Company Series B Preferred Stock, and the Company Series C Preferred Stock.

      Company Registered Intellectual Property Rights means any and all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or its subsidiaries.

      Company Series A Preferred Stock means the shares of Series A Convertible Preferred Stock of the Company established pursuant to Section 4 of the Amended and Restated Certificate of Incorporation of the Company, on or about March 31, 1997, which are validly issued and outstanding on the relevant date.

      Company Series B Preferred Stock means the shares of Series B Convertible Preferred Stock of the Company established pursuant to Section 4 of the Amended and Restated Certificate of Incorporation of the Company, on or about March 31, 1997, which are validly issued and outstanding on the relevant date.

      Company Series C Preferred Stock means the shares of Series C Convertible Preferred Stock of the Company established pursuant to Section 4 of the Amended and Restated Certificate of Incorporation of the Company, on or about March 31, 1997, which are validly issued and outstanding on the relevant date.

      Company Share Value means the amount derived by dividing (1) the sum of One Hundred Thirty Million Dollars ($130,000,000) plus the Company Warrant Exercise Proceeds plus the Company Vested Option Exercise Proceeds by (2) the sum of the Company Outstanding Stock plus the Company Vested Options Shares plus the Company Warrant Shares.

      Company Shareholder means each holder of any Company Capital Stock immediately prior to the Effective Time.

      Company Shareholder Representative shall be Dan Schley, or such other person as the Principal Shareholders may appoint with the consent of Sybase.

      Company Stock Certificates are the certificates held by the Company Shareholders representing their shares of Company Common Stock and/or Company Preferred Stock.

      Company Vested Option Exercise Proceeds means the aggregate amount of cash that would be received upon exercise of the Company Options outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time, which are vested and exercisable as of said time, if said Company Options had actually been exercised at such time.

      Company Vested Option Shares means the aggregated number of shares of Company Common Stock that would be issuable if all Company Option outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time, which are vested and exercisable as of said time, had actually been fully exercised at such time.

      Company Warrants means the warrants for Company Capital Stock listed on
Section 2.3.C of the Disclosure Letter.

      Company Warrant Exercise Proceeds means the aggregate amount of cash that would be received upon exercise of the Company Warrants outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time, if all of said Company Warrants had actually been exercised at such time.

      Company Warrant Shares means the aggregate number of shares of Company Common Stock that would be issuable, if all Company Warrants outstanding at the close of business on the third (3rd) Business Day immediately prior to the Effective Time had actually been fully exercised at such time (without regard to whether such warrants were actually exercisable at such time).

      Company Warrant Shares Per Warrant means, for any particular Company Warrant, the number of shares of Company Common Stock that would be issuable if said Company Warrant is fully exercised.

      Confidential Disclosure Agreement is that certain Confidentiality and Non-Disclosure Agreement, dated as of June 28, 1999, between the Company and Sybase.

      Conflict is defined in Section 2.5.

      Contract is defined in Section 2.5.

      Current Balance Sheet means the balance sheet of the Company included in its Year-End Interim Financial Statements.

      Current Balance Sheet Date is September 30, 1999.

      Delaware Law means the General Corporations Law of the State of Delaware.

      Designated Employees are those employees listed in attached Schedule
10.1.5 hereto.

      Dissenting Shares is defined in Section 1.2.D(2)(d).

      DOJ is the United States Department of Justice.

      DOL shall mean the United States Department of Labor.

      Effective Time is the date and time the Merger Documents are accepted for recording by the Secretary of State of the State of Delaware, or such other date and time for the effectiveness of the transactions herein contemplated as the Company and Sybase may agree upon in their discretion in writing.

      Employee shall mean any current or former employee, consultant, or director of the Company or any Affiliate.

      Employee Agreement shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit, or other agreement, or contract between the Company or any Affiliate and any Employee.

      Employee Shareholder shall mean any employee of the Company that owns Company Capital Stock at the Effective Time.

      Environmental Permits means all approvals, permits, licenses, clearance and consents required by any Governmental Authority.

      ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

      ERISA Affiliate shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

      Escrow Agent means U.S. Trust, or such other agent as may be appointed by the mutual consent of Sybase and the Company prior to the Effective Time, or in accordance with the procedures set forth in this Agreement after the Effective Time.

      Escrow Agreement means an Escrow Agreement between the Company Shareholder Representative on behalf of the Company Shareholders, Sybase, and the Escrow Agent in form approved to the parties thereto with the approval of the Company and Sybase, which approval shall not be unreasonably withheld or delayed provided the requested change is consistent with Section 7.3 of this Agreement.

      Escrow Fund is defined in Section 7.3.A, hereof.

      Escrow Period is defined in Section 7.3.E.

      Escrow Termination Date is defined in Section 7.1.

      Escrowed Cash is the total amount of Shareholder's Escrowed Cash which is to be placed in the Escrow Fund under Subsection 1.2 D(2)(a)(iv) hereof.

      Escrowed Shares are the aggregate amount of the Shareholder Escrowed Shares to be places in the Escrow Fund under Subsection 1.2D(2)(a)(iv) hereof.

      Exchange Act shall mean the Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

      Exchange Agent shall be Equi Serv or such other agent or agents as may be appointed by the mutual agreement of Sybase and the Company prior to the Scheduled Closing Date.

      Excluded Liabilities is defined in Section 1.4.B(2).

      FICA is the Federal Unemployment Contributions Act, as amended.

      Financial Server Product means the Sybase "Financial Server" products, including without limitation, the RDP and STP versions thereof as more particularly described in attached Schedule 10.1.

      FMLA shall mean the Family Medical Leave Act of 1993, as amended.

      FTC is the United States Federal Trade Commission.

      FUTA is the Federal Unemployment Act, as amended.

      Governmental Entity means court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission.

      Hazardous Material means any material or substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws or otherwise a danger to health or the environment.

      Hazardous Materials Activities is defined in Section 2.20.B.

      HSR Act is the Hart-Scott-Rodino Act of 1976, as amended.

      Information Technology shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Company or any of its subsidiaries in the conduct of its business, or purchased by the Company or any of its subsidiaries from third party suppliers.

      Intellectual Property shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all instantiations of the foregoing in any form and embodied in any media.

      Intellectual Property Rights shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information,
(iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

      Interim Financials is defined in Section 2.7.

      IRS shall mean the United States Internal Revenue Service.

      Key Employees are Daniel M. Schley and Eric Jacobsen.

      Knowledge means, with respect to any entity, the facts and circumstances that are known, or should reasonably be deduced from other facts and circumstances known, to the officers, directors, and managers of the Entity (including, without limitation, the Principal Shareholders in the case of the Company).

      Legal Requirement means the laws, statutes, rules, ordinances, regulations, permits, approvals, requirements, and obligations to any Governmental Entity or arising under any legally binding contract, covenant, condition or restriction.

      Liabilities or Liability means (or when used with reference to a single item described below, Liability means) any and all debts, liabilities and obligations (whether pecuniary or not, including without limitation obligations to perform or forbear from performing acts or services), fines or penalties, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including without limitation those arising under any law, action or governmental order, liabilities for Taxes and those arising under any contract, agreement, arrangement, commitment or undertaking of any kind whatsoever (whether written or oral, express or implied).

      Liens means any lien, claim, transfer restriction, deed of trust, mortgage, security interest, or encumbrance.

      Loss means and includes any and all Liabilities, losses, damages, claims, expenses, costs, fines, fees, penalties, obligations, or injuries (including, without limitation, those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, orders, awards, arbitrations, settlements or other proceedings), together with all attorneys' fees, experts' fees, court costs, arbitration costs, filing fees, and other costs and expenses relating thereto and interest accrued on each of the foregoing amounts from the date the same was incurred at the lower of (i) the prime rate charged from time to time by the Bank of America, NT&SA, or (ii) the highest rate of interest permitted under applicable law.

      Management Employment Agreements are those agreements executed concurrently herewith by the Key Employees, as the same may be amended prior to the Effective Time with the mutual written consent of Sybase and the individual executing same.

      Material Adverse Effect is a fact or circumstance which has had or is reasonably likely to have a material adverse effect on the business assets (including intangible assets), conditions (financial or otherwise), results of operations and capitalization of the referenced entity and its subsidiaries, taken as a whole.

      Maximum Cash Percentage means the lesser of (i) 19.25%, or (ii) the maximum percentage of cash that may be paid by Sybase in consideration of the Company Capital Stock in the Merger in order to qualify for treatment of the Merger as a tax-free reorganization under Section 368(a) of the Code.

      Merger is defined in Section 1.2.A.

      Merger Exchange Ratio means a fraction the numerator of which is 80.75% of the Company Share Value and the denominator of which is the Sybase Share Value, as more particularly demonstrated in the example attached hereto as Exhibit E.

      Net Stock Pool means that number of shares of Sybase Common Stock equal to
(a) the Total Stock Pool, as adjusted in accordance with Subsection 1.2.A(2)(a)(iii), minus (b) the Warrant and Vested Option Pool.

      Notice of Objection is defined in Section 7.3.E(5).

      Officer's Certificate means a certificate signed by any officer of Sybase or the Company Shareholder Representative, as the case may be: (i) stating that Sybase or the Company Shareholders, as the case may be, have paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses or Liabilities, and (ii) specifying in reasonable detail the individual items of Losses or Liabilities included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, or, with respect to Losses and Liabilities determined in accordance with the terms of Section 7.3.E(8), stating that such matters have been so adjudicated and including a copy of the Adjusted Balance Sheet

      Option Plans are those Option Plans of the Company described in Section
2.3 of the Disclosure Letter, as the same are amended as of the date of this Agreement or amended after the date of this Agreement with the prior written or electronic mail consent of Sybase.

      Option Unit is defined in Section 1.2.D(2)(c)(i).

      Ordinary Course of the Company's Business shall mean the conduct of the business of the Company and its subsidiaries in the usual, regular, and ordinary course as conducted prior to the Current Balance Sheet Date.

      Ordinary Course of Sybase's Business shall mean the conduct of by Sybase of its business involving the Financial Server Product in the usual, regular, and ordinary course, as currently conducted.

      PBGC shall mean the United States Pension Benefit Guaranty Corporation.

      Pension Plan shall mean each Company Employee Plan, that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

      Permitted Liens means Liens for taxes not yet due and payable, Liens to secure Liabilities disclosed on the Current Balance Sheet, and non-monetary Liens which do not adversely affect the use of the encumbered property for the Conduct of the Company's Business or the Conduct of Sybase's Business, as the case may be.

      Prorata Portion of Escrow Fund means, for any Company Shareholder and any Shareholder's Escrowed Shares in the Escrow Fund, a fraction, the numerator of which is the initial number of Shareholder's Escrowed Shares for such Company Shareholder and the denominator of which is the total number of Escrowed Shares initially placed in the Escrow Fund by all Company Shareholders and, with respect to such Company Shareholder and any Shareholder's Escrowed Cash, a fraction, the numerator of which is the initial amount of Shareholder's Escrowed Cash for such Company Shareholder and the denominator of which is the amount of Escrowed Cash initially placed in the Escrow Fund by all Company Shareholders.

      PTO is the United States Patent and Trademark Office.

      Registered Intellectual Property Rights shall mean all United States, international and foreign: (i) patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrighted works registrations and applications to register Copyrights; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority (including without limitation, the PTO or any foreign equivalent) at any time.

      Remaining Escrow Fund is defined in Sections 7.3.E.

      Reseller Agreement is an agreement in the form mutually approved by Sybase and a majority of the Surviving Corporation Board of Directors.

      Returns is defined in Section 2.10.A(1).

      Scheduled Closing Date is (i) December 31, 1999, if the conditions set forth in Article 6 have been satisfied or waived by said date, or (ii) if such conditions have not be satisfied or waived, then the first date immediately following satisfaction or waiver of such conditions that is a month-end closing date for Sybase's financial accounting or such earlier date following satisfaction or waiver of said conditions as Sybase shall select.

      SEC means the Securities Exchange Commission of the United States.

      Securities Act shall mean the Securities Act of 1934, as amended and the rules and regulations promulgated by the SEC thereunder.

      Shareholder Agreement is an agreement in the form of attached Exhibit G, as the same may be amended with the written agreement of Sybase and the Board of Directors of the Company prior to the Closing, which shall be executed by each of the Company Shareholders who will receive Sybase Common Stock, or a warrant to acquire Sybase Common Stock, in connection with the Merger.

      Shareholder's Escrowed Cash, for any Company Shareholder, means (a) 7.5% times (b) the total amount of cash to be distributed to said Shareholder with respect to all of its Company Outstanding Stock pursuant to Subclause 1.2.D(2)(a)(i)(2) hereof.

      Shareholder's Escrowed Shares, for any Company Shareholder, means (a) 7.5% times (b) the total number of shares of Sybase Common Stock to be distributed to said Shareholder with respect to all of its Company Outstanding Stock pursuant to Subclause 1.2.D(2)(a)(i)(1) hereof, rounded up to the nearest whole share.

      Solicitation Materials is defined in Section 1.5.

      Surviving Corporation is defined in Section 1.2.A.

      Surviving Corporation Common Stock means the shares of common stock of the Surviving Corporation established pursuant to the Certificate of Incorporation of the Surviving Corporation.

      Sybase Common Stock shall mean shares of the common stock of Sybase.

      Sybase Disclosure Letter is defined in the preamble of Article 3.

      Sybase Indemnified Parties is defined in Section 7.2.

      Sybase License Agreement is an agreement in the form mutually approved by Sybase and a majority of the Surviving Corporation Board of Directors.

      Sybase Material Adverse Effect is defined in Section 3.1.

      Sybase Share Value  is equal to $13.90625

      Sybase Tax Value means the value of one share of Sybase Common Stock as of the Effective Time or the purposes of, and as measured in accordance with,
Section 368(a) of the Code.

      Taxes means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts,
(ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      Third Party Expenses are defined in Section 5.4.

      Total Cash Pool is $25,915,794, subject to any adjustment required by Subsection 1.2.D(2)(a)(iii) hereof.

      Total Stock Pool is 7,817,471 shares of Sybase Common Stock, subject to any adjustment required by Subsection 1.2.D(2)(a)(iii) hereof.

      Transaction Documents are this Agreement and the Ancillary Agreements.

      Transactions shall mean the Merger and the other transactions anticipated to be performed on or before the Effective Time pursuant to this Agreement and/or any Ancillary Agreements.

      Voting Agreements are those agreements in the form of attached Exhibit F, executed concurrently herewith by the Principal Shareholders, Elizabeth Jacobsen, and the holders of a majority in interest of each class of Company Capital Stock.

      Warrant and Vested Option Pool means that aggregate number of shares of Sybase Common Stock equal to (i) the Merger Exchange Ratio, times (ii) the sum of the Company Warrant Shares plus the Company Vested Option Shares.

      Warrant Unit is defined in Subsection 1.2.D(2)(b)(i).

      Year 2000 Compliant is defined in Section 2.13.P.

      Year-End Financials is defined in Section 2.7.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, Sybase, the Company, the Principal Shareholders, have caused this Agreement to be signed, and the Escrow Agent and the Company Shareholder Representative have acknowledged and agreed to perform the obligations on their part to be performed pursuant to this Agreement, all as of the date first written above.

"SYBASE"                                           "COMPANY"

SYBASE,                                            HOME FINANCIAL NETWORK, INC.,
a Delaware corporation                             a Delaware corporation

By:   /s/ John S. Chen                       By:   /s/ Daniel M. Schley
      ------------------------------------         -----------------------------
Name: John S. Chen                           Name: Daniel M. Schley
      ------------------------------------         -----------------------------
Its:  Chairman, President, CEO               Its:  Chairman & CEO
      ------------------------------------         -----------------------------


By:   /s/ Daniel R. Carl                     By:   /s/ Eric T. Jacobsen
      ------------------------------------         -----------------------------
Name: Daniel R. Carl                         Name: Eric T. Jacobsen
      ------------------------------------         -----------------------------
Its:  Vice Pres., General Counsel & Sec.     Its:  President & COO
      ------------------------------------         -----------------------------


"PRINCIPAL SHAREHOLDERS"

/s/ Daniel M. Schley
------------------------------------------
Daniel M. Schley, individually

/s/ Eric Jacobsen
------------------------------------------
Eric Jacobsen, individually

ACKNOWLEDGED AND AGREED:

"COMPANY SHAREHOLDER REPRESENTATIVE"

/s/ Daniel M. Schley
------------------------------------------
Daniel M. Schley

                                    EXHIBIT A
                      TO AGREEMENT & PLAN OF REORGANIZATION

           OPINIONS OF COUNSEL FOR COMPANY AND PRINCIPAL SHAREHOLDERS

        1. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporations, and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The Company has represented to us that the only states in which it maintains assets or employees are _____________, ______________, ____________ and _______________ and it is
our opinion that the Company is duly qualified to do business and is in good standing as a foreign corporation in each of the aforesaid jurisdictions.

        2. The authorized, issued and outstanding capitalization of the Company immediately prior to the Closing of the Merger consists only of the following:

         [Insert all common and preferred stock, warrants, and options]

        3. All outstanding shares of the Company's Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in Section ____ of the Company Disclosure Letter, are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. We did not act as counsel for those issuances.

        4. To our knowledge, the Company Capital Stock is held of record by the persons and in the amounts set forth on Sections _____ of the Company Disclosure Letter, [except that].

        5. Except for the Company Options and Company Warrants and those matters described in Section ____ of the Company Disclosure Letter, there are to our knowledge, no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company and, except as expressly contemplated by the Agreement or as set forth in the Company Disclosure Letter, there are to our knowledge no rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        6. The Company has reserved ______ shares of Common Stock for issuance to employees and consultants pursuant to [ Stock Option Plan ], of which ________ shares are subject to outstanding, unexercised option ("Company Options") and _______ shares remain available for future grant.

        7. The Company has reserved ________ shares of Common Stock for issuance upon exercise of the Company Warrants.

        8. To our knowledge, neither the Company nor any of its subsidiaries holds any shares of the Company Capital Stock in its treasury.

        9. Pursuant to the terms of the Certificate of Incorporation of the Company, except as set forth in Exhibit [appraisal rights], the holders of the Company's outstanding Capital Stock have duly elected to receive in the Merger, for their shares of Capital Stock, the consideration described in Section 1.2.D of the Reorganization Agreement.

        10. The consideration to be received by the holders of Company Options and Company Warrants pursuant to Section 1.2.D of the Reorganization Agreement, upon exercise of the Sybase Options and Warrants, is the same kind and amount such holders would have received, if they had exercised their Company Options and Company Warrants prior to the Effective Time.

        11. The Company has delivered to each holder of the Company Capital Stock all notices and information concerning the Merger required by the Company's Certificate of Incorporation or By-Laws, or by applicable corporate and securities laws and, [except as described on attached Exhibit [appraisal rights], all holders of the Company's Capital Stock have waived any appraisal, dissenters, and similar rights with respect to the Merger and, as of the Effective Time, all such rights will have terminated.

        12. The Company has no subsidiaries other than [ insert name ], which is incorporated in [ state/country ] and, to our knowledge, the Company has never had any other subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or controlled, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        13. The Company has taken all requisite corporate action to approve and adopt the Reorganization Agreement, the Ancillary Agreements, the Certificate of Merger and [the other documents to which it is a party related thereto] (collectively the "Transaction Documents") and to approve and to authorize the carrying out of the transactions contemplated thereby.

        14. The Company has full corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and the Transaction Documents have been duly executed and delivered by the Company and constitute legal, valid, binding, and enforceable obligations of the Company.

        15. The Merger shall be legally effective and binding upon the Company under Delaware law upon the filing of the Certificate of Merger.

        16. The execution, delivery and performance of the Transaction Documents by the Company and the carrying out of the transactions contemplated thereby will not be in conflict with or constitute a breach, violation or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under the Company's Certificate of Incorporation or its By-Laws, or to our knowledge under any statute, rule, regulation, judgment, decree, order, governmental permit or license applicable to the Company, or to our knowledge under any agreement, lease, indenture or instrument listed in the Company Disclosure Letter and to which the Company is a party or by which the Company or its assets or property is subject.

        Based on the responses to [questionnaires of Company Shareholders in the form of attached hereto as Exhibit ____], no more than thirty five (35) of the holders of the Company Common Stock and/or Company Preferred Stock are at the Effective Time unaccredited investors within the meaning of Section (a) of Regulation D, Rule 501 of the Securities Act, and (b) each holder of either Company Capital Stock, who is not an accredited investor within the meaning of Section (a) of Regulation D, Rule 501 of the Securities Act has been represented by a duly authorized "purchaser representative," as defined in Section (h), of Regulation D, Rule 501 of the Securities Act. We have no knowledge that such responses are untrue.

        17. We do not represent the Company or any of its officers, directors, employees or shareholders in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which the Company or its assets or properties is a party, except as described in Exhibit ____.

        18. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court of any regulatory authority or other governmental body (either foreign or domestic) required for the consummation of the Company of the transactions contemplated by the Transaction Documents that has not been obtained, except for (i) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and issuance of Sybase Common Stock pursuant to the Merger, (ii) acceptance for filing of the Certificate of Merger, and (iii) [other].

        19. The Reorganization Agreement, the [Employment Agreements], and [the other documents to which a Principal Shareholder is a party related thereto] (collectively the "Principal Shareholder Transaction Documents") have been duly executed and delivered by each Principal Shareholder and constitute the legal, valid, binding, and enforceable obligations of said Principal Shareholder.

        20. To our knowledge, the execution, delivery and performance of the Principal Shareholder Transaction Documents by the Principal Shareholders and the carrying out of the transactions contemplated thereby will not be in conflict with or constitute a breach, violation or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under any statute, rule, regulation, judgment, decree, order, governmental permit or license applicable to the Principal Shareholders.

        21. We do not represent the Principal Shareholders in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which the Principal Shareholders is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Principal Shareholder Transaction Documents, except as described in Exhibit ____.

        22. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court of any regulatory authority or other governmental body (either foreign or domestic) required for the consummation by the Principal Shareholders of the transactions contemplated by the Principal Shareholder Transaction Documents that has not been obtained, except for (i) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and issuance of Sybase Common Stock pursuant to the Merger, and (ii) [other].

                                    EXHIBIT B

                      TO AGREEMENT & PLAN OF REORGANIZATION

                      LEGAL OPINIONS BY COUNSEL FOR SYBASE

      1. Sybase is a corporation validly existing and in good standing under the laws of the State of California and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted.

      2. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware; all of the outstanding shares of capital stock of Merger Sub is validly issued, fully paid, non-assessable, and registered in the name of Sybase.

      3. Each of Sybase and Merger Sub has taken all requisite corporate action to approve and adopt the Reorganization Agreement, the Ancillary Agreements, and [the other documents] to which it is a party related thereto] (collectively the "Transaction Documents"), and has full corporate power and authority to execute, deliver, and perform its obligations under the Transaction Documents.

      4. Merger Sub has taken all requisite corporate action to approve and adopt the Certificate of Merger and the [assignment and assumption of Employment Agreements] (collectively the "Merger Sub Documents"), and has full corporate power and authority to execute, deliver, and perform its obligations thereunder.

      5. The Transaction Documents have been duly executed and delivered by each of Sybase and Merger Sub and constitute the legal, valid, binding, and enforceable obligations of each of Sybase and Merger Sub.

      6. The Merger Sub Documents have been duly executed and delivered by Merger Sub and constitutes the legal, valid, binding, and enforceable obligation of Merger Sub.

      7. The Merger shall be legally effective and binding upon Merger Sub under the Delaware law upon the filing of the Certificate of Merger.

      8. The shares of Sybase Common Stock, the Sybase Warrants and the Sybase Options to be delivered in exchange for shares of Company Capital Stock will, when issued as contemplated by the Reorganization Agreement be validly issued, fully paid and non-assessable.

      9. Based on the responses to [questionnaires attached hereto as Exhibit ], the shares of Sybase Common Stock, the Sybase Warrants and the Sybase
Options to be issued and delivered to holders of the Company Capital Stock in the Merger, when issued in accordance with the Reorganization Agreement, will be exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") on the bases of the exemptions therefrom pursuant to ___________________ of the Securities Act and the administrative and judicial interpretations thereunder.

      10. The execution, delivery and performance of the Transaction Documents by Sybase and Merger Sub, the execution and delivery of the Merger Sub Documents by Merger Sub, and the carrying out of the transactions contemplated thereby to be carried out by Sybase and Merger Sub will not be in conflict with or constitute a breach, violation, or default (or upon the failure to give notice or the lapse of time, or both, result in any conflict with or breach, violation or default) under the Certificate of Incorporation of Sybase or Merger Sub, nor their By-Laws, or to our knowledge, any statute, rule or regulation, judgment, decree, order, governmental permit or license applicable to Sybase or Merger Sub which would have a material adverse effect on the ability of Sybase and Merger Sub to carry out their obligations under the Transaction Documents and the Merger Sub Documents.

      11. We do not represent Sybase or Merger Sub in, and we have no knowledge of, any suit, action or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to our knowledge, threatened to which the Sybase or Merger Sub is a party which seeks to prohibit, restrain or enjoin the transactions contemplated by the Transaction Documents or the Merger Sub Documents, except as described in Exhibit ____.

      12. There is no consent, approval, authorization, order, registration, qualification or filing of or with any court or any regulatory authority or other governmental body (either foreign or domestic) required by the consummation by Sybase or Merger Sub of the transactions contemplated by the Transaction Documents and the Merger Sub Documents that has not been obtained, except for (i) acceptance for filing of the Certificate of Merger, (ii) the filing of a Notice on Form D with the Securities and Exchange commission within 15 days following the Closing, and (iii) such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer and sale of Sybase Common Stock, Sybase Warrants, and/or Sybase Options pursuant to the Merger.

                                    EXHIBIT C

                                     Deleted

                                    EXHIBIT D

                                     Deleted

           EXHIBIT E TO AGREEMENT PLAN OF REORGANIZATION - AGGREGATE
                          MERGER CONSIDERATION EXAMPLE

              DEFINITION                              CALCULATION                                               RESULT
              ----------                              -----------                                              ------------
1.  Assumptions
Aggregate Merger Consideration                                                                                 $130,000,000
Shady Lane Share Value                                                                                         $   13.90625

Company Outstanding Stock                                                                                        20,403,193
Company Warrant Shares                                                                                              813,167
Company Warrant Exercise Proceeds                                                                              $  2,183,501
Company Vested Option Shares                                                                                      1,201,750
Company Vested Option Exercise Proceeds                                                                        $  2,444,000

2. The Treasury Method takes into account that the proceeds to SL realized in the exercise of warrants and vested options accrue to the benefit of Company shareholders, warrant and option holders via merger consideration.


Gross Consideration                                Aggregate Merger Consideration                              $130,000,000
                                             plus: Company Warrant Exercise Proceeds                           $  2,183,501
                                             plus: Company Vested Option Exercise Proceeds                     $  2,444,000
                                                                                                               ------------
                                                   Gross Consideration                                         $134,627,501

Total Cash Pool                                    Gross Consideration                                         $134,627,501
                                            times: Cash Percentage                                                    19.25%
                                                                                                               ------------
                                                   Total Cash Pool                                             $ 25,915,794

Total Stock Pool                                   Gross Consideration                                         $134,627,501
                                             less: Total Cash Pool                                             $ 25,915,794
                                                                                                               ------------
                                                                                                               $108,711,707
                                       divided by: Shady Lane Share Value                                      $   13.90625
                                                                                                               ------------
                                                   Total Stock Pool                                               7,817,471

3.  Consideration "per share"

Effective Company Share Price                      Gross Consideration                                         $134,627,501
                                       divided by: all company shares, warrants and
                                                   vested options....
                                                     Company Outstanding Stock                                   20,403,193
                                                     Company Warrant Shares                                         813,167
                                                     Company Vested Option Shares                                 1,201,750
                                                                                                               ------------
                                                     All company shares, warrants,
                                                        vested options                                             22,418,110
                                                   Effective Company Share Price                               $      6.005

Cash per Company Share                             Effective Company Share Price                               $      6.005
                                            times: Cash Percentage                                                    19.25%
                                                                                                               ------------
                                                   Cash per Company Share                                      $      1.156

Merger Exchange Ratio                              Effective Company Share Price                               $      6.005
                                             less: Cash per Company Share                                      $      1.156
                                                                                                               ------------
                                                                                                               $      4.849
                                       divided by: Shady Lane Share Price                                      $   13.90625
                                                                                                               ------------
                                                   Merger Exchange Ratio                                             0.3487


           EXHIBIT E TO AGREEMENT PLAN OF REORGANIZATION - AGGREGATE
                          MERGER CONSIDERATION EXAMPLE

4.  Other Pool Definitions
Warrant and Vested Option Pool                          Company Warrants                                            813,167
                                                        Company Vested Options                                    1,201,750
                                                                                                               ------------
                                                        Total                                                     2,014,917
                                             times:     Merger Exchange Ratio                                        0.3487
                                                        Warrant and Vested Option Pool                              702,626

Net Share Pool                                          Total Stock Pool                                          7,817,471
                                              less:     Warrant and Vested Option Pool                              702,626
                                                                                                               ------------
                                                        Net Share Pool                                            7,114,845


EACH COMMON AND PREFERRED SHARE                                                                            AGGREGATE VALUE
CONVERTS TO:                                                                                              AT SL SHARE PRICE

A number of shares of SL stock equal      7,114,845     a.  Company Outstanding Shares, times                  $ 98,940,809
to the Merger Exchange Ratio                            b.  Adjusted Merger Exchange Ratio
Cash equal to Cash per Company Share         $1.156     a.  Company Outstanding Shares, times                  $ 23,586,509
                                                        b.  Cash per Company Share
                                                                                                               ------------
                                                        Gross/Net Shareholder Consideration                    $122,527,318
                                                                                                               ------------

EACH WARRANT CONVERTS TO:

A number of shares of SL stock equal        283,561     a.  Company Warrant Shares, times                      $  3,943,275
to the Merger Exchange Ratio                            b.  Adjusted Merger Exchange Ratio
Cash equal to Cash per Company Share         $1.156     a.  Company Warrant Shares, times                      $    940,038
                                                        b.  Cash per Company Share
                                                                                                               ------------
                                                        Gross Warrant Consideration                            $  4,883,313
                                                                                                               ------------
                                                          less: Company Warrant Exercise Proceeds              $ (2,183,501)
                                                                                                               -----------
                                                        Net Warrant Holder Consideration                       $  2,699,812
                                                                                                               ------------




EACH VESTED OPTION CONVERTS TO:

A number of shares of SL stock equal        419,065     a.  Company Vested Option Shares, times                $  5,827,623
to the Merger Exchange Ratio                            b.  Adjusted Merger Exchange Ratio
Cash equal to Cash per Company Share         $1.156     a.  Company Vested Option Shares, times                $  1,389,248
                                                        b.  Cash per Company Share                             ------------
                                                        Gross Vested Option Consideration                      $  7,216,871
                                                                                                               ------------
                                                          less: Company Vested Option Exercise Proceeds        $ (2,444,000)
                                                                                                               ------------
                                                        Net Vested Option Holder Consideration                 $  4,772,871
                                                                                                               ------------

---------------------------------------------------------------------------------------------------------------------------
Aggregate Merger Consideration                                                                                 $130,000,000
===========================================================================================================================

ESCROW CALCULATION
  Shares to Shareholders                    533,613
  Shares reserved for Warrant Holders        21,267
                                         ----------
  Total Shares                              554,880

  Cash to Shareholders                   $1,768,988
  Cash reserved for Warrant Holders      $   70,503
                                         ----------
  Total Cash                             $1,839,491

                                    EXHIBIT F
                      TO AGREEMENT & PLAN OF REORGANIZATION

                                VOTING AGREEMENT

        This Voting Agreement (this "Voting Agreement") is made and entered into as of _______________ (the "Effective Date") between Sybase, Inc., a Delaware corporation ("Sybase"), and the undersigned shareholder (the "Shareholder") of Home Financial Network, Inc., a Delaware corporation (the "Company" or "Surviving Corporation").

                                    RECITALS

        A. This Voting Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of November 29, 1999, as such may be amended (the "Reorganization Agreement"), entered into by and among Sybase, the Company, On-Line Financial Services, Inc., a Delaware corporation ("Merger Sub") which will survive the Merger under the Reorganization Agreement, and certain principal shareholders of the Company. The Reorganization Agreement provides for (i) the formation of Merger Sub, as a wholly-owned subsidiary of Sybase, and the statutory merger of the Merger Sub with and into the Company (the "Merger"); and (ii) the conversion of all capital stock of the Company (including without limitation all options, warrants, debt and other securities convertible, exchangeable or convertible into Company capital stock) as capital stock and options and warrants to acquire Sybase Capital Stock, in consideration for issuance to Sybase of the capital stock of the surviving corporation in the Merger, all as more fully described, defined, and specified in the Reorganization Agreement, a copy of which is attached to this Voting Agreement. Capitalized terms used herein and not defined herein shall have the meanings that such terms have in the Reorganization Agreement.

        B. As a condition to the willingness of the parties to enter into the Reorganization Agreement, each of them have required that the undersigned Shareholder agree, and in order to induce the parties to the Reorganization Agreement the undersigned Shareholder has agreed, to enter into this Voting Agreement.

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1. VOTING OF COMPANY SECURITIES.

            A. Definitions. Attachment 1 hereto sets forth all shares of capital stock and any other securities of The Company owned by Shareholder, including all securities of the Company as to which Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of the Company granted to or held by Shareholder (such shares of the Company capital stock, other securities of the Company and rights, options and warrants to acquire shares of the Company capital stock and other securities of the Company are hereinafter collectively referred to as "Company Stock"). As used herein, the term "New Company Securities" means, collectively, any and all shares of Company capital stock, other securities of Company, and rights, options and warrants to acquire shares of Company capital stock and other securities of the Company, that Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Voting Agreement and prior to the Expiration Date (as defined below). All New Company Securities will be subject to the terms of this Voting Agreement to the same extent and in the same manner as if they were Company Stock. The Company Stock and the New Company Securities shall be collectively referred to herein as the "Company Securities". As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger and other transactions to be consummated on or before the Effective Time under the Reorganization Agreement, or (ii) such time as the Reorganization Agreement is terminated in accordance with its terms.

            B. Voting Agreement. Shareholder hereby agrees with Sybase, Merger Sub, the Surviving Corporation, the Company and the principal shareholders of the Company who are parties to the Reorganization Agreement, that, prior to the Expiration Date, at any meeting of the shareholders of Company however called, and in any written action by consent of shareholders of Company, unless otherwise directed in writing by Sybase, Shareholder shall vote the Company
Securities:

               (1) in favor of the Merger and the other transactions anticipated by the Reorganization Agreement, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof; and

               (2) against the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Reorganization Agreement): (A) any merger, consolidation or other business combination involving the Company or any subsidiary of the Company with any party other than Merger Sub, Sybase, or any of their respective affiliates; (B) any sale, lease or transfer of more than any significant part of the assets of the Company or any subsidiary of the Company to any party other than Sybase, Merger Sub, the Surviving Corporation, or any of their respective affiliates; (D) any change in a majority of the board of directors of the Company, Merger Sub, and the Surviving Corporation (E) any material change in the capitalization of the Company or the Company's corporate structure other than as set forth in the Reorganization Agreement; or (F) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

            C. No Agreements. Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Agreement.

            D. Proxy; Further Assurances.

               (1) To the fullest extent permitted by law, Shareholder, for itself and its successors and assigns hereby appoints the Board of Directors of the Company as its sole and exclusive proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote and to exercise all voting, consent, and similar and related rights, including without limitation execution and delivery of written consents (herein "Voting Rights"), with respect to the shares of the Company's capital stock which are identified on attached Attachment 1 or which the Shareholder may otherwise now or hereafter directly or beneficially own or be entitled to vote ("Shareholder's Shares") in accordance with the terms of this Section. The attorney-in-fact and proxy are hereby empowered until the earlier to occur of (a) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article 8 thereof, or (b) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement (the "Expiration Date") to exercise such Voting Rights of the Shareholder's Shares at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting, to the fullest extent Shareholder would be entitled to do, in favor of: approval of the Merger, the execution and delivery by the Company of the Reorganization Agreement, the adoption and approval of the terms thereof, and the other actions contemplated by the Reorganization Agreement or required in furtherance hereof and thereof. The Shareholder hereby retains, and the attorney-in-fact and proxy may not, exercise the Voting Rights of the Shareholder's Shares on any matter, other than as set forth in this Section. In furtherance hereof, Shareholder hereby revokes any and all prior proxies given by the Shareholder with respect to Shareholder's Shares and agrees not to grant any subsequent proxies with respect to the Shareholder's Shares or take any other action inconsistent with the rights herein granted to the attorney-in-fact and proxy. This proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and binding upon the successors and assigns of the Shareholder's Shares, and is granted in consideration of Sybase's entering into the Reorganization Agreement.

               (2) Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Frederic J. Marx, Esq. of Hemenway & Barnes, 60 State Street, Boston, Massachusetts 02109, (617) 557-9717, the power to carry out and give effect to the provisions of this Voting Agreement.

        2. NO SOLICITATION. Shareholder covenants and agrees with Sybase, the Company and the Surviving Corporation that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Shareholder shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person, or take any action intended, designed or reasonably likely to facilitate the efforts of any person relating to the possible acquisition of the Company (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets ("Acquisition Proposal"), (ii) furnish any nonpublic information regarding the Company to any person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal;
(iv) approve, endorse or recommend any Acquisition Proposal in Shareholder's capacity as a shareholder; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any Acquisition Proposal. Shareholder shall immediately cease any existing discussions or other communications with any persons other than Sybase and Merger Sub that relate to any Acquisition Proposal.

        3. OBLIGATIONS AS A DIRECTOR AN/OR OFFICER OF HOME FINANCIAL NETWORK, INC. If at any time prior to the Expiration Date Shareholder or a representative of Shareholder is a member of the Board of Directors of the Surviving Corporation ("Director") or an officer of the Surviving Corporation, nothing in this Agreement shall limit or restrict the Director or officer in acting in his capacity as a Director or officer, as the case may be, of the Company and in the exercise of his fiduciary duties and responsibilities in such capacity, it being agreed and understood that this Agreement shall apply to the Shareholder solely in his or its capacity as a shareholder (or as the general partner of a partnership which is a shareholder) and shall not apply to the Director's or officer's actions, judgments or decisions as a Director or officer of the Company.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER.

            A. Representations, Warranties and Covenants of Shareholder. Shareholder represents, warrants and covenants as follows:

                (1) Authority. Shareholder has full power and authority to enter into, execute, deliver, and perform Shareholder's obligations under this Voting Agreement and to make the representations, warranties and covenants herein contained.

                (2) Company Securities Owned. All the Company Stock owned by Shareholder is, and at all times until and through the Expiration Date all the Company Securities owned by Shareholder will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances, other than as disclosed in Section ______ of the Company Disclosure Letter to the Reorganization Agreement.

                (3) Transfer Restrictions on Company Securities. Shareholder agrees with Sybase and Merger Sub not to sell, transfer, encumber or dispose of, or offer to sell, transfer, encumber, or dispose of any Company Securities until the Expiration Date.

                (4) Further Assurances. Shareholder agrees to execute and deliver any additional documents reasonably necessary or desirable, in the opinion of Sybase or Merger Sub, to carry out the purposes and intent of this Voting Agreement.

        5. MISCELLANEOUS.

            A. Termination. This Voting Agreement shall be terminated and shall be of no further force and effect upon the Expiration Date.

            B. Counterparts. This Voting Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon, and all of which together will constitute one and the same instrument. This Voting Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories.

            C. Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Voting Agreement will be binding upon the inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            D. Waiver and Amendment. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Voting Agreement may be amended by the parties hereto upon the execution and delivery of a written agreement executed by the parties hereto.

            E. Governing Law. The internal laws of the State of [Delaware] (irrespective of its choice of law principles) will govern the validity of this Voting agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any litigation or other dispute resolution proceeding among the parties relating to this Voting Agreement will take place in Alameda County, California. The parties consent to the personal jurisdiction of and the venue in the state and federal courts within such county or counties.

            F. Severability. If any term, provision, covenant or restriction of this Voting Agreement (or of the Reorganization Agreement) is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Voting Agreement (or of the Reorganization Agreement, as the case may be) will remain in full force and effect and will in no way be affected, impaired or invalidated. The parties further agree to replace such invalid or unenforceable term with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

            G. Construction of Agreement. This Voting Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section will mean a Section in this Voting Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Voting Agreement which will be considered as a whole.

            H. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Sybase, Merger Sub, Surviving Corporation, the Company and the principal shareholders of the Company who are parties to the Reorganization Agreement will be irreparably harmed, and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore it is agreed that, in addition to any other remedies that may be available to said parties upon any such violation, each of them shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to them at law or in equity.

        IN WITNESS WHEREOF, the undersigned Shareholder has executed this Agreement intending to be bound thereby as of the date stated below.



                                            ------------------------------------



                                            ------------------------------------

                                                        [printed name]



                                            Date: ______________________________

                                  ATTACHMENT 1

                         SECURITIES HELD BY SHAREHOLDER


                                                        Held in the
Certificate No.       No. of Shares         Class         Name of        Nature of Interest
---------------       -------------         -----       -----------      ------------------



                                    EXHIBIT G
                      TO AGREEMENT & PLAN OF REORGANIZATION

                              SHAREHOLDER AGREEMENT


      This Shareholder Agreement (this "Agreement") is made and entered into to be effective as of ____________________, 19__ (the "Effective Date"), by and among Sybase, Inc., a Delaware corporation (the "Sybase"), and the warrant holders and shareholders of Sybase identified on attached Exhibit A (each a "Shareholder" and collectively the "Shareholders").

                                    RECITALS

            A. Pursuant to that certain Agreement and Plan of Reorganization, dated as of November 29, 1999, among Sybase, On-Line Financial Services, Inc., a corporation to be formed under the laws of Delaware, Home Financial Network, Inc., a Delaware corporation, and certain of the Shareholders (herein the "Reorganization Agreement"), the Shareholders have elected to exchange their holdings of Broadway capital stock in return for that number of shares of Sybase Common Stock and warrants for Sybase Common Stock specified for such holder on attached Exhibit A, provided each Shareholder agrees in writing to the terms and conditions set forth in this Agreement.

            B. The Board of Directors of Sybase has determined that it is in the best interest of Sybase that the rights and obligations of the Shareholders described in this Agreement be granted to and assumed by the Shareholders.

            C. In consideration for the rights herein granted, each Shareholder is willing to grant the rights, and is willing to incur, the obligations set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEFINITIONS: Capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Reorganization Agreement, except that the following terms shall have the following meanings:

            A. Business Days means a day federally chartered banks are open for business in New York City, New York.

            B.    Effective Date is defined in the Preamble.

            C. Form S-3 means a Form S-3 registration statement under the Securities Act as then in effect or the successor thereto.

            D.    Indemnified Party is defined in Section 7.C.

            E. Public Offering means an offering of Sybase Common Stock on an S-1 OR S-4 registration statement (or their successors) pursuant to the Securities Act.

            F. Registrable Securities means any and all shares of the Sybase Common Stock issued to the Shareholders in connection with the Merger under the Reorganization Agreement, any Sybase Common Stock issued to the Shareholders upon exercise of any warrant issued by Sybase in connection with the Merger pursuant to the Reorganization Agreement, and any Sybase Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the said shares of Sybase Common Stock; provided, however, that "Registrable Shares" shall not include any such shares of Sybase Common Stock which a Shareholder elects to be registered in an offering pursuant to Section 3, which are permitted at the election of the Shareholder to be registered pursuant to Section 3, but are not required to be sold in connection with such offering (whether or not the Shareholder elects to so register) or which are permitted at the election of the Shareholder to be exchanged for registered shares of Sybase Common Stock pursuant to Section 3 (whether or not the Shareholder elects to so exchange such shares of unregistered Common Stock for registered shares of Sybase Common Stock).

            G. Registrable Securities Holder means any holder of record of Registrable Securities that have not been sold pursuant to Rule 144 promulgated under the Securities Act and any permitted assignee of record of such Registrable Securities to whom rights under Section 6 of this Agreement have been duly assigned in accordance with Section 7 of this Agreement.

            H.    Registrable Securities Holder Indemnified Party is defined in
Section 7.B.

            I. Registration, Registered, and Register refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

            J. Registration Expenses means all expenses incurred in connection with a Registration hereunder, including, without limitation all registration and filing fees, printing expenses, custody fees, fees and disbursement of counsel for Sybase, "blue sky" fees and expenses, the expense of any special audits incident to or required by any such Registration.

            K.    Securities Act means the Securities Act of 1933, as amended.

            L. Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

            M. Selling Expenses, with respect to any Registration pursuant to this Agreement, means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of any counsel for the Registrable Securities Holders.

            N. Shareholder and Shareholders are defined in the Preamble of this Agreement.

            O.    Sybase is defined in the Preamble.

      2.    S-3 REGISTRATION RIGHTS.

            A. Duty to file S-3. As promptly as reasonably and commercially possible after the Closing Date and in no event later than January 14, 2000, or such later date as is consented to by the Shareholder Representative as defined under the Reorganization Agreement, Sybase shall cause to be filed with the SEC a registration statement on Form S-3 (and, to the extent applicable any related qualification or compliance under and State "blue sky" law with respect to all or any portion of the Registrable Securities) and shall use its reasonable best efforts to effect such registration and all such qualifications and compliances as are reasonably required to permit or facilitate the sale and distribution of all the Registrable Securities as promptly as reasonably and commercially possible after the Closing Date. Notwithstanding the foregoing, Sybase shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section:

                  (i) on Form S-3, if Form S-3 (or its successor form), is not available for such offering by the demanding Registrable Securities Holders (but in such event the Sybase shall cause to be filed and become effective a Form S-4 or other appropriate registration statement in accordance with the Securities Act); or

                  (ii) under any "blue sky" law in any particular jurisdiction (other than Delaware and Connecticut, Utah, and Missouri) where it is not otherwise required to qualify to do business, if such registration, qualification or compliance in said jurisdiction would require Sybase to qualify to do business in such jurisdiction; or

                  (iii) under any "blue sky" law in any particular jurisdiction, if such registration, qualification, or compliance in said jurisdiction would require Sybase to execute a general consent to service of process, which it would not otherwise be required to execute.

            B. Expenses. Sybase shall pay all Registration Expenses of a registration statement pursuant to this Section 2, and the Registrable Securities Holders selling Registrable Securities pursuant to the Form S-3 registration statement shall pay all Selling Expenses, incurred in connection with any registration pursuant to this Section 2.

            C. Deferral. Notwithstanding the foregoing, if Sybase shall furnish to Registrable Securities Holders a certificate signed by the Chief Executive Officer of Sybase stating that in the good faith judgment of the Board of Sybase, it would be materially detrimental to Sybase and its stockholders for such registration statement to be filed within the time allowed by this Section, then Sybase shall have the right to defer such filing for a period of not more than one hundred eighty (180) days to permit sale of the Registrable Securities, so long as the directors and senior officers of Sybase are similarly prohibited from selling their Sybase shares during such period; provided further, that in such event the period of time that Sybase is obligated to maintain the effectiveness of any registration statement under this Section shall be similarly extended by the amount of such additional time allowed for the filing and effectiveness of the registration of the

Registrable Securities and any such deferral shall count as a suspension for the purposes of Section 8 below.

            D. Maintenance. Sybase shall maintain the effectiveness of any Form S-3 registration statement filed under this Section until the earlier of:
(i) the date on which no Sybase Common Stock continues to be "Registrable Securities" for the purposes of this Agreement, (ii) all Registrable Securities then outstanding can be sold in a single three-month period pursuant to Rule 144 or (iii) the second anniversary of the Date of this Agreement. Upon demand by a Registrable Securities Holder in connection with a proposed sale of Registrable Securities, Sybase shall provide to the Registrable Securities Holder a legal opinion that the Form S-3 is effective and that no further registrations of the Registrable Securities are required in connection with a sale of the Registrable Securities.

            E. Termination of Sybase's Obligations. Sybase shall have no obligation pursuant to this Section 6.A to maintain the effectiveness of any Form S-3 registration beyond the second annual anniversary of the Effective Date of this Agreement.

      3.    PIGGYBACK REGISTRATION RIGHTS.

            A. Notification and Rights. Sybase shall notify all Registrable Securities Holders in writing at least twenty (20) days prior to filing of a registration statement for any S-1 or S-4 registration statement under the Securities Act for purposes of effecting a Public Offering of Sybase Common Stock (excluding registration statements relating to any employee benefit plan, any merger, other corporate reorganization or other business combination), and will afford each such Registrable Securities Holder an opportunity to include in any offering of Sybase Common Stock pursuant to such registration statement all or any part of the Registrable Securities which are Sybase Common Stock then held by such Registrable Securities Holder. In addition, at its election, Sybase may also offer to exchange Sybase Common Stock issued pursuant to any such registration statement for any or all of the Registrable Shares held by a Registrable Securities Holder. Each Registrable Securities Holder desiring to include all or any part of such Registrable Securities in any offering pursuant to such registration statement or to exchange its Registrable Securities for registered Sybase Common Stock offered by Sybase in its discretion in exchange for such Registrable Securities in connection with any such registration statement shall, within fifteen (15) days after receipt of the above-described notice from Sybase, so notify Sybase in writing, and in such notice shall inform Sybase of the number of the Registrable Securities which are Sybase Common Stock that such Registrable Securities Holder wishes to include in the registration statement and/or to exchange. If a Registrable Securities Holder decides not to include any of its Registrable Securities which are Sybase Common Stock in any offering pursuant to any registration statement thereafter filed by Sybase and to decline to accept any offer to exchange its Registrable Securities for registered Sybase Common Stock issued pursuant to such registration statement, such Registrable Securities Holder shall be deemed to have waived its rights under this Section 3 with respect to said Registrable Securities which could have been included in said offering or exchange for registered shares of Sybase Common Stock. Notwithstanding the foregoing, the piggy-back rights granted herein shall not apply to issuances, sales and exchanges (a) by and for employee benefit plans, in connection with any merger, consolidation, corporate reorganization, or business combination affecting Sybase, (b) by a third party stockholder (i.e., any holder other than Sybase or its subsidiaries), or (c) if a Form S-3 registration with respect to such Registrable Securities is then in effect, that amount of the Registrable Securities that would be included in the piggy-back offering that may also be sold under said Form S-3.

      The foregoing rights shall not benefit any Registrable Securities Holder with respect to its Registrable Securities which are Sybase warrants unless and until Sybase Common Stock is issued to such holder following valid exercises of the Warrant.

            B. Expenses. All Registration Expenses and Selling Expenses incurred in connection with a registration pursuant to this Section shall be borne by Sybase.

            C. Termination of Sybase's Obligations. Sybase's obligations under this Section 3.C shall terminate on the second anniversary of the Effective Date.

      4.    UNDERWRITING.

            A. In general. If Sybase has elected an underwriting for a piggyback registration pursuant to Section 3, Sybase and the Registrable Securities Holders shall reasonably cooperate to fulfill the requirements for such underwriting. In this regard, if Sybase gives notice under Section 3 of the registration to Registrable Securities Holders, then Sybase shall also advise the Registrable Securities Holders whether the offering is to be underwritten and, if so, the right of any such Registrable Securities Holder's Registrable Securities to be included in such a registration shall be conditioned upon such Registrable Securities Holder's participation in such underwriting and the inclusion of such Registrable Securities Holder's Registrable Securities in the underwriting to the extent provided herein. All Registrable Securities Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, as appropriate, a market stand-off agreement of up to one hundred eighty (180) days, if required by such underwriters); provided, however, that it shall not be considered customary to require any of the Registrable Securities Holders to provide representations and warranties regarding Sybase or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering made by anyone other than the Registrable Securities Holder giving the indemnity.

            B. Exclusions from Underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares of Sybase Common Stock to be underwritten in any underwritten Public Offering, then the managing underwriter(s) may exclude such shares of Registrable Securities that have elected to participate in the offering as the underwriter determines to be advisable. If the Registrable Securities to be included in any underwriting are so reduced, then the number of shares of Registrable Securities that will be included in the underwriting for each Registrable Securities Holder shall be equal to the number of shares of Registrable Securities that the holder elected to be included in the underwriting, times a fraction, the numerator of which shall be the number of Registrable Securities that will be permitted to be included in the underwriting and the denominator shall be the aggregate number of Registrable Securities initially elected to be included in the underwriting. For any Registrable Securities Holder that is a partnership or limited liability company, the Registrable Securities Holder and the partner/member and each retired partner/member of such Registrable Securities Holder, or the estates and family members of any such partner/member and retired partner/member and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single Registrable Securities Holder, and any reduction pursuant to the foregoing with respect to a Registrable Securities Holder shall be based upon the aggregate amount of shares of Registrable Securities carrying registration rights owned by all entities and individuals included in such Registrable Securities Holder, as defined in this sentence, notwithstanding any provision of law or other contract binding upon such partners/members to the contrary.

            C. Limitation. Notwithstanding the foregoing, in no event shall the rights granted to the Registrable Securities Holders hereunder reduce in any way the amount of shares of the amount of any Sybase securities, other than Common Stock, to be included in any Public Offering nor adversely effect in any manner or reduce the right of any other holder of Sybase securities to require Sybase to register any of its securities or to include its securities in any Public Offering.

      5. OBLIGATIONS OF SYBASE. Whenever required to effect the registration of any Registrable Securities under this Agreement, Sybase shall, as expeditiously as reasonably possible:

            A. Registration Statement. Promptly and diligently prepare and file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective. All registered Registrable Securities shall be duly listed by Sybase with NASDAQ or another recognized national securities exchange for trading thereon.

            B. Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            C. Prospectuses. Furnish to the Registrable Securities Holders such number of copies of a prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as they may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

            D. Blue Sky. To the extent applicable, register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Registrable Securities Holders, provided that Sybase shall not be required, in connection therewith or as a condition thereto to, qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which Sybase is not otherwise required to qualify nor provide consent to service in order to carry on its business.

            E. Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by Sybase) with the managing underwriter(s) of such offering. Each Registrable Securities Holder participating in such underwriting shall also enter into and perform its obligations under such agreement as otherwise required by this Agreement.

            F. Notification. Notify each Registrable Securities Holder covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any such notice, the Registrable Securities Holders will suspend their use of the statement and Sybase shall promptly, and in all events within forty-five (45) days, amend the statement to meet the aforesaid standard of care.

            G. Opinion and Comfort Letter. Furnish, at the request of any Registrable Securities Holder as reasonably appropriate, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing Sybase for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Registrable Securities Holders requesting registration, and (ii) a "comfort" letter (or if the offering is not underwritten, an "agreed upon procedures" letter), dated as of such date, from the independent certified public accountants of Sybase, in the form and with the substance as is customarily given by independent certified public accountants in a comparable public offering and reasonably satisfactory to a majority in interest of the Registrable Securities Holders requesting registration, in both cases addressed to the underwriters, if any, and to the Registrable Securities Holders requesting registration of Registrable Securities.

      6. SHAREHOLDER DUTY TO PROVIDE INFORMATION. It shall be a condition precedent to the obligations of Sybase to take any action pursuant to this Agreement that the selling Registrable Securities Holders shall furnish to Sybase such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

      7. INDEMNIFICATIONS. In the event any Registrable Securities are included in a registration statement under this Agreement, then:

            A. By Sybase. To the extent permitted by law, Sybase will indemnify and hold harmless the Registrable Securities Holder, the partners, officers, stockholders, employees, representatives and directors of each Registrable Securities Holder, any underwriter (as determined in the Securities
Act) for such Registrable Securities Holder and each person, if any, who controls such Registrable Securities Holder or such underwriter within the meaning of the Securities Act or the Securities Exchange Act (herein each a "Sybase Indemnified Party"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by Sybase of the
            Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and Sybase will reimburse each such Sybase Indemnified Party for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of Sybase (which consent shall not be unreasonably withheld), nor shall Sybase be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such registration by such Sybase Indemnified Party.

            B. By Selling Registrable Securities Holders. To the extent permitted by law, each selling Registrable Securities Holder ("Indemnifying Registrable Securities Holder") will indemnify and hold harmless Sybase, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Sybase within the meaning of the Securities Act, any underwriter, any other Registrable Securities Holder selling securities under such registration statement, any of such other Registrable Securities Holder's partners, officers, stockholders, employees, representatives and directors, and any person who controls such other Registrable Securities Holder within the meaning of the Securities Act or the Exchange Act (herein each a "Registrable Securities Holder Indemnified Party"), against any losses, claims, damages or liabilities (joint or several) to which the Registrable Securities Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Indemnifying Registrable Securities Holder for use in connection with such registration; and each such Indemnifying Registrable Securities Holder will reimburse any legal or other expenses reasonably incurred by Sybase or any other Registrable Securities Holder Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, (1) the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Registrable Securities Holder, which consent shall not be unreasonably withheld, and (2) the total amounts payable in indemnity by an Indemnifying Registrable Securities Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Indemnifying Registrable Securities Holder in the registered offering out of which such Violations arise.

            C. Notice. Promptly after receipt by a Sybase Indemnified Party or a Registrable Securities Holder Indemnified Party (each an "Indemnified Party") of notice of the commencement of any action (including any governmental action subject to indemnification hereunder), such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability under this Section, except to the extent the indemnifying party is prejudiced as a result thereof.

            D. Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of Sybase and Indemnifying Registrable Securities Holders are subject to the condition that, insofar as they relate to any Violation made in a prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in any amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (a "final prospectus"), such indemnity agreement shall not inure to the benefit of any Indemnified Party, if a copy of said final prospectus was timely furnished to such Indemnified Party and was not furnished by the Indemnified Party to a person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            E. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Registrable Securities Holder exercising rights under this Agreement, or any controlling person of any such Registrable Securities Holder, makes a claim for indemnification pursuant to this Section 7.A, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that Section 7.A provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Registrable Securities Holder or any such controlling person in circumstances for which indemnification is provided under Section 7.B; then, and in each such case, Sybase and such Registrable Securities Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such

Registrable Securities Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and Sybase and other selling Registrable Securities Holders are responsible for the remaining portion; provided, however, that, in any such case, upon the request of any Registrable Securities Holder, a court of competent jurisdiction may nevertheless equitably adjust the amount that would otherwise be contributed by a particular Registrable Securities Holder or by Sybase hereunder as appropriate to reflect the relative fault of Sybase, on the one hand, and any or all of the Registrable Securities Holders, on the other, as well as, to take into account other relevant equitable considerations. The relative fault of Sybase, on the one hand, and of any or all of the Registrable Securities Holders, on the other, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact of omission or alleged omission to state a material fact relates to information supplied by Sybase, on the one hand, or by the Registrable Securities Holders, on the other, and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. However, notwithstanding the foregoing, in no event shall (A) any Registrable Securities Holder be required to contribute any amount in excess of the public offering price of all such Registrable Securities sold by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            F. Survival. The obligations of Sybase and the Registrable Securities Holders under this Section 7 shall survive until the third anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

      8. SUSPENSION PROVISIONS. Notwithstanding anything to the contrary in this Agreement, Sybase shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Registrable Securities Holders from Sybase (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that Sybase believes, in good faith, requires additional disclosure of material, non-public information by Sybase in the registration statement) with regard to which Sybase believes it has a bona fide business purpose for preserving confidentiality or that renders Sybase unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations") the failure to disclose of which would result in (i) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (W) Sybase shall not exercise its rights under this
Section 8 and under Section 2.C more than twice, in the aggregate, in any 12 month period (X) during any 12 month period the sum of such suspensions under this Section 8 plus number of days during such 12 month period that Sybase deferred a registration under Section 2.C above shall not exceed one hundred eighty (180) days, (Y) Sybase shall use its best efforts to remedy, as promptly as practicable, the circumstances that gave rise to the Suspension Notice and, thereupon, shall deliver to the Registrable Securities Holders notification that the Suspension Notice is no longer in effect, and (Z) such Suspension Notice shall be effective only so long as the directors and senior officers of Sybase are similarly prohibited from selling their Sybase shares during such period. Upon receipt of a Suspension Notice from Sybase, all time limits set forth in Sections 2.D and 2.E shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Registrable Securities Holders will forthwith discontinue disposition of all such shares of Sybase Common Stock pursuant to the registration statement until Sybase notifies the Registrable Securities Holders that the Suspension Notice is no longer in effect (which Sybase shall promptly deliver) and until receipt from Sybase of copies of any prospectus supplements or amendments prepared by or on behalf of Sybase (which Sybase shall promptly prepare). If so directed by Sybase in such Suspension Notice, the Registrable Securities Holders will deliver to Sybase all copies in their possession of the prospectus covering such shares of Sybase Common Stock current at the time of receipt of any Suspension Notice.

      9. ASSIGNMENT AND AMENDMENT. Notwithstanding anything herein to the contrary, the rights of a Shareholder under this Agreement may be assigned only together with the assignment of the Registrable Security to which the right relates; provided, however that no party shall be deemed to have assigned, or to have become an assignee of, any Registrable Security or any right hereunder, unless and until the holder of the Registrable Security being assigned shall have delivered to Sybase (or its nominee), and the Sybase (or its nominee) shall have received, written notice in such form as Sybase (or its nominee) shall reasonably require stating the name and address of the assignee and the number of shares of Registrable Securities so assigned, and surrendering for assignment the share certificate(s) representing such shares. Any Registrable Securities assigned, or attempted to be assigned, to any party shall at all times be subject to all the terms and conditions of this Agreement. Except as aforesaid, the rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

      10. AMENDMENT OF RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sybase and holders of two thirds of the Registrable Securities which are shares of Sybase Common Stock outstanding at the time in question. Any amendment or waiver effected in accordance with this Section shall be binding upon Sybase, each Shareholder, and each permitted successor or assignee of a Shareholder or of Sybase.

      11.   MISCELLANEOUS.

            A. Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

            B. Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

            C. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

            D. Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

            E. Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) Business Days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) Business Day after deposit with a nationally recognized courier service, such as Federal Express, for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) Business Day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Shareholder or Sybase may designate by giving at least ten (10) Business Days advance written notice pursuant to this Section.

            F. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

            G. Entire Agreement. This Agreement, together with the Reorganization Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

            H. Further Assurances. From and after the date of this Agreement upon the request of Sybase or a Shareholder benefited hereby, Sybase, the Sybase and any other Shareholder burdened hereby will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

            I. Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

            J. Fees, Costs and Expenses. Except as herein expressly provided to the contrary, all fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                            [Signatures on Next Page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



"SYBASE"



Sybase, Inc., a Delaware corporation



By: _________________________________

Name: _______________________________

Title: ______________________________

Date Signed: ________________________



Address: ____________________________

         ____________________________

Telephone No: _______________________
Facsimile No: _______________________



Copy to: ____________________________

         ____________________________

         ____________________________

                                   HOLDERS OF
                               SYBASE COMMON STOCK

____________________________________,     ____________________________________,
a _____________________________ and a     a _____________________________ and a
Shareholder of Sybase                            Shareholder of Sybase

By: _________________________________     By: _________________________________
Name: _______________________________     Name: _______________________________
Title: ______________________________     Title: ______________________________
Date Signed: ________________________     Date Signed: ________________________


Address: ____________________________     Address: ____________________________
         ____________________________              ____________________________
Telephone No: _______________________     Telephone No: _______________________
Facsimile No: _______________________     Facsimile No: _______________________


Copy to: ____________________________     Copy to: ____________________________
         ____________________________              ____________________________
         ____________________________              ____________________________




____________________________________,     ____________________________________,
a _____________________________ and a     a _____________________________ and a
Shareholder of Sybase                            Shareholder of Sybase

By: _________________________________     By: _________________________________
Name: _______________________________     Name: _______________________________
Title: ______________________________     Title: ______________________________
Date Signed: ________________________     Date Signed: ________________________


Address: ____________________________     Address: ____________________________
         ____________________________              ____________________________
Telephone No: _______________________     Telephone No: _______________________
Facsimile No: _______________________     Facsimile No: _______________________


Copy to: ____________________________     Copy to: ____________________________
         ____________________________              ____________________________
         ____________________________              ____________________________



                               [REPEAT AS NEEDED]

                                   HOLDERS OF
                                 SYBASE WARRANTS

____________________________________,     ____________________________________,
a _____________________________ and a     a _____________________________ and a
Shareholder of Sybase                            Shareholder of Sybase

By: _________________________________     By: _________________________________
Name: _______________________________     Name: _______________________________
Title: ______________________________     Title: ______________________________
Date Signed: ________________________     Date Signed: ________________________


Address: ____________________________     Address: ____________________________
         ____________________________              ____________________________
Telephone No: _______________________     Telephone No: _______________________
Facsimile No: _______________________     Facsimile No: _______________________


Copy to: ____________________________     Copy to: ____________________________
         ____________________________              ____________________________
         ____________________________              ____________________________




____________________________________,     ____________________________________,
a _____________________________ and a     a _____________________________ and a
Shareholder of Sybase                            Shareholder of Sybase

By: _________________________________     By: _________________________________
Name: _______________________________     Name: _______________________________
Title: ______________________________     Title: ______________________________
Date Signed: ________________________     Date Signed: ________________________


Address: ____________________________     Address: ____________________________
         ____________________________              ____________________________
Telephone No: _______________________     Telephone No: _______________________
Facsimile No: _______________________     Facsimile No: _______________________


Copy to: ____________________________     Copy to: ____________________________
         ____________________________              ____________________________
         ____________________________              ____________________________



                               [REPEAT AS NEEDED]

                                    EXHIBIT H
                      TO AGREEMENT & PLAN OF REORGANIZATION

                               AFFILIATE AGREEMENT


        This _________________________ AFFILIATE AGREEMENT ("Agreement") is dated __________________, _____ and is entered into by the undersigned Shareholder ("Shareholder") of Home Financial Network, Inc., a Delaware corporation (the "Company"), for the benefit of Sybase, Inc., a Delaware corporation ("Sybase"), whose address for notices is ___________________________ and facsimile number is _____________________.

                               RECITALS

        A. Sybase, the Company, and others propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which a subsidiary of Sybase will merge into the Company ("Merger"), and the Company will survive and become a subsidiary of Sybase.

        B. Pursuant to the Merger, at the Effective Time the outstanding shares of the Company's Capital Stock, including shares owned by Shareholder, will be converted into the right to receive shares of Sybase Capital Stock.

        C. Shareholder has been advised that Shareholder may be deemed to be an "affiliate" of Sybase, as the term "affiliate" is used for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission").

        NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

        1. Compliance with Rule 145 and the Act

                (a) Shareholder has been advised that (i) the issuance of shares of Sybase Capital Stock in connection with the Merger is expected to be exempt from registration under the Securities Act of 1933 as amended (the "Act") by virtue of Section 4(2) of the Act and as such will be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder and resale of such shares will be subject to restrictions including those set forth in Rule 145 of the Act, unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Shareholder may be deemed to be an affiliate of the Sybase,
(iii) no sale, transfer or other disposition by Shareholder of Sybase Capital Stock will be registered under the Act. Shareholder accordingly agrees not to sell, transfer or otherwise dispose of Sybase Capital Stock issued to Shareholder in the Merger, unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (ii) Shareholder delivers to Sybase a written opinion of counsel, reasonably acceptable to Sybase in form and substance acceptable to Sybase, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                (b) Sybase will give stop transfer instructions to its transfer agent with respect to the Sybase Capital Stock received by Shareholder pursuant to the Merger and there will be placed on the certificates representing such Sybase Capital Stock, or any substitutions therefor, a legend stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(D) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Sybase shall so instruct its transfer agent, if Shareholder delivers to Sybase (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Sybase, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

        2. Continuity of Interest. Shareholder has no current plan or intent to sell, exchange, transfer, or dispose directly or indirectly (collectively, "Sales") of any of the shares of Sybase Capital Stock to be received by the undersigned in the Merger. Further, Shareholder is not aware of, or participating in, any plan or intent on the part of the Sybase's shareholders (a "Plan") to engage in Sales of Sybase Capital Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of Sybase Capital Stock immediately prior to the Merger (the "Outstanding Capital Stock"). Sales of Sybase Capital Stock shall be considered to have occurred pursuant to a Plan if, among other things, such sales occur in a transaction that is in contemplation of, or related to, the Merger or the Reorganization Agreement (a "Related Transaction"). In addition, shares of Sybase Capital Stock (i) with respect to which dissenter's rights are exercised, and (ii) with respect to which pre-Merger Sales occur in a Related Transaction, shall be considered to be shares of Outstanding Capital Stock that are exchanged for shares of Sybase Capital Stock which are disposed of pursuant to a Plan. Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Sybase, the shareholders of Sybase, and Sybase's counsel and independent auditors. Shareholder has held the number of shares of [Broadway] capital stock shown on the signature page hereof at all times since the date such Shareholder acquired such shares.

        3. Specific Performance. Shareholder agrees that irreparable damages would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms, or were otherwise breached. It is, accordingly, agreed that Sybase shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Sybase may be entitled at law or in equity.

        4. Miscellaneous.

                (a) Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                (b) Notices. Any notice or other communication required or permitted to be delivered to Sybase or Shareholder under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile), if to the Shareholder to the addresses and/or telecopier numbers set forth below its name at the end of this Agreement and, if to Sybase, to the address and/or telecopier number set forth in the Preamble. A party's address for notices may be changed only by delivery of at least seven (7) days' prior written notice to the other party in accordance with this Section.

                (c) Severability. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                (d) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the state of [Delaware] (without giving effect to principles of conflicts of laws).

                (e) Waiver. No failure on the part of Sybase to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Sybase in exercising any power, right privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Sybase shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Sybase; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                (f) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

                (g) Further Assurances. Shareholder shall execute and/or cause to be delivered to Sybase such instruments and other documents and shall take such other actions as Sybase may reasonably request to effectuate the intent and purposes of this Agreement.

                (h) Entire Agreement. This Agreement, the Merger Agreement and the other agreements referred to in the Merger Agreement set forth the entire understanding of Shareholder and Sybase relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Shareholder and Sybase relating to the subject matter hereof and thereof.

                (i) Amendments. This Agreement may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Sybase and the Shareholder.

                (j) Binding Nature. This Agreement will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and shall inure to the benefit of Sybase and its successors and assigns.

                (k) Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                (l) Termination. This Agreement shall terminate and be of no force or effect if the Merger Agreement is validly terminated in accordance with its terms without the Merger having occurred. The representations, warranties, covenants, and other provisions contained in this Agreement shall survive the Merger.

                           [Signature(s) on next page]


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




                                                       "SHAREHOLDER"


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                                              Address for Notices


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                                              Facsimile:
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